As filed with the Securities and Exchange Commission on August 28, 2009

Registration No. 333-158614

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PETROHAWK ENERGY CORPORATION*

(Exact name of registrant as specified in its charter)

Delaware	1311	86-0876964
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1000 Louisiana, Suite 5600

Houston, Texas 77002

(832) 204-2700

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

David S. Elkouri

Executive Vice President, General Counsel

and Secretary

Petrohawk Energy Corporation

1000 Louisiana, Suite 5600

Houston, Texas 77002

(832) 204-2700

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

William T. Heller IV

Thompson & Knight LLP

333 Clay St., Suite 3300

Houston, Texas 77002

(713) 654-8111

(713) 654-1871 (Fax)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

*	Includes certain subsidiaries of Petrohawk Energy Corporation identified on the following page.

Each Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS

EXACT NAME OF ADDITIONAL REGISTRANT AS SPECIFIED IN ITS CHARTER	STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION	PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER	I.R.S. EMPLOYEE IDENTIFICATION NO.
Petrohawk Operating Company	Texas	1311	75-2472880
P-H Energy, LLC	Texas	1311	None
Petrohawk Holdings, LLC	Delaware	1311	20-3066517
Petrohawk Properties, LP	Texas	1311	75-2702317
Winwell Resources, L.L.C.	Louisiana	1311	72-1277420
WSF, Inc.	Louisiana	1311	72-1169871
KCS Resources, LLC	Delaware	1311	22-2889587
KCS Energy Services, Inc.	Delaware	1311	76-0516389
One Tec, LLC	Texas	1311	None
One Tec Operating, LLC	Texas	1311	None
HK Energy Marketing, LLC	Delaware	1311	None
Hawk Field Services, L.L.C.	Oklahoma	1311	75-1560304
Bison Ranch LLC	Idaho	1311	None
Medallion California Properties Company	Texas	1311	76-0267470
Proliq, Inc.	New Jersey	1311	22-1516527
Kaiser Trading, LLC	Oklahoma	1311	20-8706421

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 28, 2009

PROSPECTUS

$600,000,000

Petrohawk Energy Corporation

Offer to Exchange up to

$600,000,000 of 10.5% Senior Notes due 2014

that have been Registered under the Securities Act of 1933

for

$600,000,000 of 10.5% Senior Notes due 2014

that have not been Registered under the Securities Act of 1933

•

We are offering to exchange up to $600,000,000 aggregate principal amount of registered 10.5% Senior Notes Due 2014, for any and all of our $600,000,000 aggregate principal amount of unregistered 10.5% Senior Notes Due 2014.

•

We refer to the registered notes as the “new notes” and the unregistered notes as the “old notes.” The new notes are being offered as additional debt securities under the indenture pursuant to which we previously issued the old notes.

•	The terms of the new notes are substantially identical to those of the old notes, except that the transfer restrictions and registration rights do not apply to the new notes.

•	We will exchange for an equal principal amount of new notes all old notes that you validly tender and do not validly withdraw before the exchange offer expires.

•	This exchange offer expires at 5:00 p.m., New York City time, on , 2009, unless extended. We do not currently intend to extend the exchange offer.

•	You may withdraw tenders of old notes at any time prior to the expiration of the exchange offer.

•	The exchange of new notes for old notes should not be a taxable transaction for United States federal income tax purposes.

•	The old notes are, and the new notes will be, guaranteed by each of our existing and future domestic restricted subsidiaries.

There is no existing public market for your old notes, and there is currently no public market for the new notes to be issued to you in the exchange offer. We do not intend to apply for listing of the new notes on any national securities exchange.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed to make this prospectus available for a period of 180 days from the expiration date of this exchange offer to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

This investment involves risks. Please read “Risk Factors” beginning on page 9 for a discussion of the risks that you should consider prior to tendering your outstanding old notes in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2009.

This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this document. This information is available to you without charge upon written or oral request to: 1000 Louisiana, Suite 5600, Houston, Texas 77002, Attention: Secretary, (832) 204-2700. The exchange offer is expected to expire on                     , 2009 and you must make your exchange decision by the expiration date. To obtain timely delivery, you must request the information no later than                     , 2009, or the date which is five business days before the expiration date of this exchange offer.

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, referred to in this prospectus as the SEC or the Commission. In making your investment decision, you should rely only on the information contained in this prospectus and in the accompanying letter of transmittal. We have not authorized anyone to provide you with any other information. If you received any unauthorized information, you must not rely on it. We are not making an offer to sell these securities in any state or jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

In this prospectus, when we use the terms “Petrohawk,” “we,” “us,” or “our,” we mean Petrohawk Energy Corporation and its consolidated subsidiaries, unless otherwise indicated or the context requires otherwise.

i

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 001-33334). We have also filed with the SEC a registration statement on Form S-4 with respect to the new notes being offered by this prospectus. As permitted by SEC rules, this prospectus does not contain all of the information found in the registration statement. For further information regarding us and the exchange notes offered by this prospectus, please review the full registration statement, including its exhibits. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy at prescribed rates any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330.

Our common stock is listed on the NYSE under the symbol “HK,” and reports, proxy statements and other information also can be inspected at the offices of the NYSE located at 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents and all documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, information furnished rather than filed):

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on February 25, 2009, as amended on Form 10-K/A filed on April 2, 2009 and on Form 10-K/A filed on April 30, 2009 (Commission File No. 001-33334); and

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2009, filed on May 6, 2009, and for the quarter ended June 30, 2009, filed on August 4, 2009 (Commission File No. 001-33334);

•

our Current Reports on Form 8-K filed on January 22, 2009, January 28, 2009, February 26, 2009, February 27, 2009, June 12, 2009, June 23, 2009, August 7, 2009 and August 10, 2009 (Commission File No. 001-33334).

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing to us at the following address or calling the following number:

Petrohawk Energy Corporation

Attn: Investor Relations

1000 Louisiana, Suite 5600

Houston, Texas 77002

Phone (832) 204-2700

investors@petrohawk.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information discussed in this prospectus, our filings with the Securities and Exchange Commission (“SEC”) and our public releases include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, referred to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act. All statements, other than statements of historical facts, included or incorporated by reference herein concerning, among other things, planned capital expenditures, increases in oil and natural gas production, the number of anticipated wells to be drilled after the date hereof, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could” and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, among others:

•

our ability to successfully develop our large inventory of undeveloped acreage primarily held in resource-style areas in Louisiana, Arkansas and Texas, including our resource-style plays such as the Haynesville, Fayetteville and Eagle Ford Shales;

•	the volatility in commodity prices for oil and natural gas, including continued declines in prices;

•	the possibility that the industry may be subject to future regulatory or legislative actions (including any additional taxes and changes in environmental regulation);

•	the possibility that the United States economy remains in an extended recessionary period, which would negatively impact the price of commodities, including oil and natural gas;

•	the presence or recoverability of estimated oil and natural gas reserves and the actual future production rates and associated costs;

•	the possibility that production decline rates in some of our resource-style plays are greater than we expect;

•	our ability to generate sufficient cash flow from operations, borrowings or other sources to enable us to fully develop our undeveloped acreage positions;

•	the ability to replace oil and natural gas reserves;

•	environmental risks;

•	drilling and operating risks;

•	exploration and development risks;

•	competition, including competition for acreage in resource-style areas;

•	management’s ability to execute our plans to meet our goals;

•	our ability to retain key members of our senior management and key technical employees;

•	our ability to obtain goods and services, such as drilling rigs and tubulars, and access to adequate gathering systems and pipeline take-away capacity, to execute our drilling program;

•	our ability to secure firm transportation for natural gas we produce and to sell the natural gas at market prices;

•

general economic conditions, whether internationally, nationally or in the regional and local market areas in which we do business, may be less favorable than expected, including the possibility that the current economic recession and credit crisis in the United States will be severe and prolonged, which could adversely affect the demand for oil and natural gas and make it difficult to access financial markets;

•	continued hostilities in the Middle East and other sustained military campaigns or acts of terrorism or sabotage; and

•	other economic, competitive, governmental, legislative, regulatory, geopolitical and technological factors may negatively impact our businesses, operations or pricing.

Finally, our future results will depend upon various other risks and uncertainties, including, but not limited to, those detailed in our other filings with the SEC that are incorporated by reference herein and in the section entitled “Risk Factors” included elsewhere in this prospectus. For additional information regarding risks and uncertainties, please read our other filings with the SEC under the Exchange Act and the Securities Act, including our annual report on Form 10-K, as amended, for the fiscal year ended December 31, 2008 and our quarterly reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph and elsewhere in this prospectus and in the documents incorporated by reference. Other than as required under the securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

PROSPECTUS SUMMARY

The following summary highlights selected information from the prospectus and may not contain all of the information that is important to you. This prospectus includes specific terms of the new notes, as well as information regarding our business and detailed financial data. We encourage you to read this entire prospectus carefully, including the discussion of the risks and uncertainties affecting our business included under the caption “Risk Factors,” and the documents that have been incorporated into this prospectus, before making an investment decision.

Our Company

We are an independent oil and natural gas company engaged in the exploration, development and production of predominately natural gas properties located onshore in the United States. Our properties are primarily located in Louisiana, Texas, Arkansas and Oklahoma. We organize our operations into two principal regions: the Mid-Continent, which includes our Louisiana and Arkansas properties, and the Western, which includes our Texas and Oklahoma properties.

At December 31, 2008, our estimated total proved oil and natural gas reserves, as prepared by our independent reserve engineering firm, Netherland, Sewell & Associates, Inc., were approximately 1,418 billion cubic feet of natural gas equivalent, consisting of 14 million barrels of oil, and 1,335 billion cubic feet of natural gas and natural gas liquids. Approximately 56% of our proved reserves were classified as proved developed. We maintain operational control of approximately 83% of our proved reserves. Historically, we have grown through acquisitions of proved reserves and undeveloped acreage, with a focus on properties within our core operating areas which we believe have significant development and exploration opportunities and where we can apply our technical experience and economies of scale to increase production and proved reserves while lowering lease operating costs. During 2008 and the first half of 2009, we have significantly expanded our leasehold position in natural gas shale plays, particularly in the Haynesville Shale play in northern Louisiana and East Texas and the Eagle Ford Shale play in South Texas. We currently own leasehold interests in approximately 325,000 net acres in the Haynesville Shale play, 210,000 net acres in the Eagle Ford Shale play, and 157,000 net acres in the Fayetteville Shale play. The vast majority of our acreage in these plays is currently undeveloped.

Our Business and Recent Developments

For a description of our business, our core properties (including our Haynesville, Fayetteville and Eagle Ford Shale properties) and recent events affecting our business, which is incorporated herein by reference, please see our annual report on Form 10-K, as amended, for the year ended December 31, 2008, filed with the Securities and Exchange Commission on February 25, 2009 as well as the other documents incorporated herein by reference.

Corporate Information

Petrohawk is a Delaware corporation originally organized in Nevada in June 1997 and reincorporated in Delaware during 2004. Our principal offices are located at 1000 Louisiana Street, Suite 5600, Houston, Texas 77002, telephone number (832) 204-2700, fax number (832) 204-2800, and our website can be found at www.petrohawk.com. Unless specifically incorporated by reference in this prospectus, information that you may find on our website, or any other website, is not part of this prospectus.

The Exchange Offer

On January 27, 2009, we completed a private offering of $600 million in aggregate principal of the old notes. In connection with that private offering, we entered into a registration rights agreement in which we agreed, among other things, to deliver this prospectus to you and to use our best efforts to complete the exchange offer. The following is a summary of the exchange offer.

Old Notes	10.5% Senior Notes due 2014, which were issued on January 27, 2009.

New Notes	10.5% Senior Notes due 2014. The terms of the new notes are substantially identical to those terms of the outstanding old notes, except that the transfer restrictions and registration rights relating to the old notes do not apply to the new notes.

Exchange Offer	We are offering to exchange up to $600,000,000 aggregate principal amount of our new notes that have been registered under the Securities Act for an equal amount of our outstanding old notes that have not been registered under the Securities Act to satisfy our obligations under the registration rights agreement.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2009 unless we decide to extend it.

Conditions to the Exchange Offer	The registration rights agreement does not require us to accept old notes for exchange if the exchange offer or the making of any exchange by a holder of the old notes would violate any applicable law or interpretation of the staff of the SEC. A minimum aggregate principal amount of old notes being tendered is not a condition to the exchange offer.

Procedures for Tendering Old Notes	Unless you comply with the procedures described under the caption “The Exchange Offer—Procedures for Tendering—Guaranteed Delivery,” you must do one of the following on or prior to the expiration of the exchange offer to participate in the exchange offer:

•        tender your old notes by sending the certificates for your old notes, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to U.S. Bank National Association, as registrar and exchange agent, at the address listed under the caption “The Exchange Offer—Exchange Agent”; or

•        tender your old notes by using the book-entry transfer procedures described below and transmitting a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent’s message instead of the letter of transmittal, to the exchange agent. In order for a book-entry transfer to constitute a valid tender of your old notes in the exchange offer, U.S. Bank National Association, as registrar and exchange agent, must receive a confirmation of book-entry transfer of your old notes into the exchange agent’s account at The Depository Trust Company prior to the expiration of the exchange offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent’s message, please read the discussion under the caption “The Exchange Offer—Procedures for Tendering—Book-Entry Transfer.”

Guaranteed Delivery Procedures	If you are a registered holder of the old notes and wish to tender your old notes in the exchange offer, but • the old notes are not immediately available,

• time will not permit your old notes or other required documents to reach the exchange agent before the expiration of the exchange offer, or

• the procedure for book-entry transfer cannot be completed prior to the expiration of the exchange offer,

then you may tender old notes by following the procedures described under the caption “The Exchange Offer—Procedures for Tendering—Guaranteed Delivery.”

Special Procedures for Beneficial Owners	If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should promptly contact the person in whose name the old notes are registered and instruct that person to tender on your behalf.

If you wish to tender in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering the certificates for your old notes, you must either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the person in whose name the old notes are registered.

Withdrawal; Non-Acceptance	You may withdraw any old notes tendered in the exchange offer at any time prior to 5:00 p.m., New York City time, on , 2009. If we decide for any reason not to accept any old notes tendered for exchange, the old notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of old notes tendered by book-entry transfer into the exchange agent’s account at The Depository Trust Company, any withdrawn or unaccepted old notes will be credited to the tendering holder’s account at The Depository Trust Company. For further information regarding the withdrawal of tendered old notes, please read “The Exchange Offer—Withdrawal Rights.”

United States Federal Income Tax Considerations	The exchange of new notes for old notes in the exchange offer should not be a taxable event for United States federal income tax purposes. Please read the discussion under the caption “Material United States Federal Income Tax Considerations” for more information regarding the tax consequences to you of the exchange offer.

Use of Proceeds	The issuance of the new notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under the registration rights agreement.

Fees and Expenses	We will pay all of our expenses incident to the exchange offer.

Exchange Agent	We have appointed U.S. Bank National Association as exchange agent for the exchange offer. You can find the address, telephone number and fax number of the exchange agent under the caption “The Exchange Offer—Exchange Agent.”

Resales of New Notes	Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties that are not related to us, we believe that the new notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act so long as:

• the new notes are being acquired in the ordinary course of business;

•        you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate in the distribution of the new notes issued to you in the exchange offer;

• you are not our affiliate; and

• you are not a broker-dealer tendering old notes acquired directly from us for your account.

The SEC has not considered this exchange offer in the context of a no-action letter, and we cannot assure you that the SEC would make similar determinations with respect to this exchange offer. If any of these conditions are not satisfied, or if our belief is not accurate, and you transfer any new notes issued to you in the exchange offer without delivering a resale prospectus meeting the requirements of the Securities Act or without an exemption from registration of your new notes from those requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability. Each broker-dealer that receives new notes for its own account in exchange for old notes, where the old notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. Please read “Plan of Distribution.”

Please read “The Exchange Offer—Resales of New Notes” for more information regarding resales of the new notes.

Consequences of Not Exchanging Your Old Notes	If you do not exchange your old notes in this exchange offer, you will no longer be able to require us to register your old notes under the Securities Act, except in the limited circumstances provided under the registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer your old notes unless we have registered the old notes under the Securities Act or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

For information regarding the consequences of not tendering your old notes and our obligation to file a registration statement, please read “The Exchange Offer—Consequences of Failure to Exchange Outstanding Securities” and “Description of the New Notes.”

Description of the New Notes

The terms of the new notes and those of the outstanding old notes are substantially identical, except that the transfer restrictions and registration rights relating to the old notes do not apply to the new notes. As a result, the new notes will not bear legends restricting their transfer and will not have the benefit of the registration rights and special interest provisions contained in the old notes. The new notes represent the same debt as the old notes for which they are being exchanged. Both the old notes and the new notes are governed by the same indenture.

The following is a summary of the terms of the new notes. It may not contain all the information that is important to you. For a more detailed description of the new notes, please read “Description of the New Notes.”

Issuer	Petrohawk Energy Corporation

Securities Offered	$600,000,000 aggregate principal amount of 10.5% Senior Notes due 2014. The new notes are being offered as additional debt securities under the indenture pursuant to which we previously issued the old notes.

Maturity Date	August 1, 2014.

Interest	Interest on the new notes will accrue at the rate of 10.5% per year and will be payable semi-annually on February 1 and August 1 of each year, beginning on August 1, 2009. Interest will accrue from January 27, 2009.

In addition, if:

• this registration statement is not declared effective on or before October 24, 2009, or if the exchange offer is not consummated on or before December 3, 2009,

•        we are obligated to file a shelf registration statement and we fail to do so on or prior to the 30th day after the obligation arises or the shelf registration statement is not declared effective on or prior to the 90th day after the date of filing, or

•        if this registration statement or the shelf registration statement, as the case may be, is declared effective and such registration statement thereafter ceases to be effective or usable (subject to certain exceptions), we agree to pay additional interest in an amount equal to 0.50% per year of the principal amount of old notes for the first 90-day period immediately following a default event, increasing by an additional 0.50% per year with respect to each subsequent 90-day period until all defaults have been cured, up to a maximum additional interest rate of 1.50% per year.

Guarantees	The notes will be jointly and severally guaranteed on a senior unsecured basis by all of our current subsidiaries. If we cannot make payments on the notes when they are due, the guarantor subsidiaries must make them instead.

Ranking	The new notes will be our senior unsecured obligations. The new notes will rank equally with all our current and future senior indebtedness. The new notes will rank effectively junior to our secured debt to the extent of the collateral, including secured debt under our existing senior revolving credit facility.

Optional Redemption	At any time on or prior to February 1, 2012, we may redeem up to 35% of the aggregate principal amount of the notes with the net cash proceeds of certain equity offerings at the redemption price set forth under “Description of the New Notes—Optional Redemption,” if at least 65% of the aggregate principal amount of the notes issued under the indenture remains outstanding immediately after such redemption and the redemption occurs within 180 days of the closing date of such equity offering.

At any time prior to February 1, 2012, we may redeem the notes, in whole or in part, at a “make whole” redemption price set forth under “Description of the New Notes—Optional Redemption.” On and after February 1, 2012, we may redeem the notes, in whole or in part, at the redemption prices set forth under “Description of the New Notes—Optional Redemption.”

Mandatory Offer to Repurchase	If we experience specific kinds of changes of control or sell certain assets, each holder of the new notes may require us to purchase all or a portion of such holder’s new notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase. See “Description of the New Notes — Repurchase at the Option of Holders.”

Basic Covenants of Indenture	We will issue the new notes under the indenture, as supplemented, between us, the subsidiary guarantors and U.S. Bank National Association, as trustee. The indenture contains covenants that will limit our ability and the ability of our restricted subsidiaries to, among other things:

• borrow money;

• pay dividends or make other distributions on stock;

• purchase or redeem stock or subordinated indebtedness;

• make investments;

• create liens;

• enter into transactions with affiliates;

• sell assets; and

• merge with or into other companies or transfer all or substantially all our assets.

These limitations are subject to a number of important qualifications and exceptions which are described in “Description of the New Notes —Certain Covenants.”

Original Issue Discount	The old notes were issued with original issue discount, or “OID,” for United States federal income tax purposes, and the new notes will be treated as having been issued with OID. United States holders (as defined below) of the notes will be required to include OID in gross income for United States federal income tax purposes in advance of the receipt of cash attributable to that income. See “Material United States Federal Tax Considerations—Consequences to United States Holders—Original Issue Discount.”

Events of Default	If there is an event of default on the notes, the principal amount of notes plus accrued and unpaid interest, if any, may be declared immediately due and payable in specified circumstances. Please read “Description of the New Notes—Events of Default and Remedies.”

Use of Proceeds	The issuance of the new notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under our registration rights agreement.

Transfer Restrictions; Absence of a Public Market for the Notes	The new notes generally will be freely transferable, but will also be new securities for which there will not initially be a market. There can be no assurance as to the development or liquidity of any market for the new notes.

Risk Factors

Investing in the new notes involves substantial risk. Please read “Risk Factors” beginning on page 9 for a discussion of certain factors you should consider in evaluating an investment in the new notes and in evaluating our business.

RISK FACTORS

You should carefully consider the risks described below, as well as other information contained in or incorporated by reference into this prospectus, including the risks described under “Risk Factors” in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2008 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009, as well as the other documents incorporated herein by reference, before tendering your old notes in the exchange offer.

Risks Related to the Exchange Offer and the New Notes

If you do not properly tender your old notes, you will continue to hold unregistered outstanding notes and your ability to transfer outstanding notes will be adversely affected.

We will only issue new notes in exchange for old notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the old notes and you should carefully follow the instructions on how to tender your old notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of old notes. Please read “The Exchange Offer—Procedures for Tendering” and “Description of the New Notes.”

If you do not exchange your old notes for new notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your old notes described in the legend on the certificates for your old notes. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not plan to register any sale of the old notes under the Securities Act. For further information regarding the consequences of tendering your old notes in the exchange offer, please read “The Exchange Offer—Consequences of Failure to Exchange Outstanding Securities.”

You may find it difficult to sell your new notes.

Although the new notes will trade in The PORTALSM Market and will be registered under the Securities Act, the new notes will not be listed on any securities exchange. Because there is no public market for the new notes, you may not be able to resell them.

We cannot assure you that an active market will exist for the new notes or that any trading market that does develop will be liquid. If an active market does not develop or is not maintained, the market price and liquidity of our new notes may be adversely affected. If a market for the new notes develops, they may trade at a discount from their initial offering price. The trading market for the notes may be adversely affected by:

•	changes in the overall market for non-investment grade securities;

•	changes in our financial performance or prospects;

•	the financial performance or prospects for companies in our industry generally;

•	the number of holders of the notes;

•	the interest of securities dealers in making a market for the notes; and

•	prevailing interest rates and general economic conditions.

Historically, the market for non-investment grade debt has been subject to substantial volatility in prices. The market for the new notes, if any, may be subject to similar volatility. Prospective investors in the new notes should be aware that they may be required to bear the financial risks of such investment for an indefinite period of time.

Some holders who exchange their old notes may be deemed to be underwriters.

If you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Risks Related to Our Indebtedness and the Notes

We have a holding company structure in which our subsidiaries conduct our operations and own our operating assets and our ability to make payments on the notes is therefore dependent upon the performance of our subsidiaries.

We are a holding company, and our subsidiaries conduct substantially all of our operations and own substantially all of our operating assets. We have no significant assets other than the equity interests in our subsidiaries. As a result, our ability to make required payments on the notes depends on the performance of our subsidiaries and their ability to distribute funds to us. Our subsidiaries generally are permitted to pay dividends and make other distributions to us, however, the ability of our subsidiaries to make distributions to us may be limited by, among other things, any future indebtedness of our subsidiaries, the terms of our senior revolving credit facility, and restrictions on cash or other deposits of our subsidiaries entered into in the ordinary course of business. See “Description of the New Notes—Certain Covenants—Dividend and Other Payment Restrictions Affecting Subsidiaries” below. If we are unable to obtain the funds necessary to pay the principal amount at the maturity of the notes, or to repurchase the notes upon an occurrence of a change of control, we may be required to adopt one or more alternatives, such as a refinancing of the notes. We cannot assure you that we would be able to refinance the notes.

We may not be able to generate sufficient cash flow to meet our debt service obligations.

Our ability to make payments on our indebtedness, including the notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to conditions in the oil and gas industry, general economic and financial conditions, the impact of legislative and regulatory actions on how we conduct our business and other factors, all of which are beyond our control.

We cannot assure you that our business will generate sufficient cash flow from operations to service our outstanding indebtedness, or that future borrowings will be available to us in an amount sufficient to enable us to pay our indebtedness or to fund our other capital needs. If our business does not generate sufficient cash flow from operations to service our outstanding indebtedness, we may have to undertake alternative financing plans, such as:

•	refinancing or restructuring our debt;

•	selling assets;

•	reducing or delaying acquisitions or capital investments, such as remanufacturing our rigs and related equipment; or

•	seeking to raise additional capital.

However, we cannot assure you that we would be able to implement alternative financing plans, if necessary, on commercially reasonable terms or at all, or that implementing any such alternative financing plans would allow us to meet our debt obligations. Our inability to generate sufficient cash flow to satisfy our debt obligations, including our obligations under the notes, or to obtain alternative financings, could materially and adversely affect our business, financial condition, results of operations and prospects.

The notes and the guarantees will be unsecured and effectively subordinated to our secured indebtedness and that of our subsidiary guarantors.

The notes and the guarantees will be general, unsecured senior obligations ranking effectively junior in right of payment to any secured debt of ours and that of each subsidiary guarantor, respectively, including obligations under our senior revolving credit facility, to the extent of the value of the collateral securing the debt. As of December 31, 2008, the principal amount of our total long term debt was approximately $2.4 billion and we had no secured indebtedness after giving effect to the sale of $600 million in aggregate principal of the old notes on January 27, 2009 and the application of the net proceeds therefrom.

As of August 27, 2009, we were able to borrow up to $950.0 million on a revolving basis (less the amount of outstanding letters of credit) under our senior revolving credit facility. If borrowed, any additional debt thereunder would be secured debt and would be effectively senior in right of payment to the notes to the extent of the value of the collateral securing that indebtedness. The indenture governing the notes will permit us and the subsidiary guarantors to incur additional secured debt in the future. If we or a subsidiary guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, any secured debt of ours or that subsidiary guarantor will be entitled to be paid in full from our assets or the assets of the guarantor, as applicable, securing that debt before any payment may be made with respect to the notes or the affected guarantees. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that does not rank junior to the notes, including all of our other general creditors and the holders of our secured debt to the extent such debt is not satisfied with the proceeds of the collateral therefor, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of the notes would likely receive less, ratably, than holders of secured indebtedness.

Our debt level and the covenants in the agreements governing our debt could negatively impact our financial condition, results of operations and business prospects and prevent us from fulfilling our obligations under the notes.

Our level of indebtedness, and the covenants contained in the agreements governing our debt, could have important consequences for our operations, including by:

•	making it more difficult for us to satisfy our obligations under the notes or other indebtedness and increasing the risk that we may default on our debt obligations;

•

requiring us to dedicate a substantial portion of our cash flow from operations to required payments on indebtedness, thereby reducing the availability of cash flow for working capital, capital expenditures and other general business activities;

•	limiting our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions and general corporate and other activities;

•	limiting management’s discretion in operating our business;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	detracting from our ability to withstand successfully a downturn in our business or the economy generally;

•	placing us at a competitive disadvantage against less leveraged competitors; and

•	making us vulnerable to increases in interest rates, because debt under any senior revolving credit facility may vary with prevailing interest rates.

We may be required to repay all or a portion of our debt on an accelerated basis in certain circumstances. If we fail to comply with the covenants and other restrictions in the agreements governing our debt, it could lead to an event of default and the consequent acceleration of our obligation to repay outstanding debt. Our ability to comply with these covenants and other restrictions may be affected by events beyond our control, including prevailing economic and financial conditions.

Despite our and our subsidiaries’ current level of indebtedness, we may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial indebtedness.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future, subject to certain limitations. The terms of our indenture will not prohibit us or our subsidiaries from doing so. For example, as of August 27, 2009, we were able to borrow approximately $950.0 million on a revolving basis (less the amount of outstanding letters of credit) under our senior revolving credit facility. If new debt is added to our current debt levels, the related risks that we and our subsidiaries now face could intensify. Increased leverage could, for example:

•

make it more difficult for us to satisfy our obligations under our indebtedness; if we fail to comply with the requirements of our indebtedness, that failure could result in an event of default of such indebtedness;

•

require us to dedicate a substantial portion of our cash flow from operations to required payments on indebtedness, thereby reducing the availability of cash flow for working capital, capital expenditures and other business activities;

•	limit our ability to obtain additional financing in the future for working capital, capital expenditures and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	diminish our ability to successfully withstand a downturn in our business or the economy generally; and

•	place us at a competitive disadvantage against less leveraged competitors.

If new debt is added to our and our subsidiaries’ current debt levels, the related risks that we and they now face could increase.

We may not be able to repurchase the notes upon a change of control.

Upon the occurrence of certain change of control events, we would be required to offer to repurchase all or any part of the notes then outstanding for cash at 101% of the principal amount. Other senior notes that we have outstanding have similar change of control repurchase obligations. The source of funds for any repurchase required as a result of any change of control will be our available cash or cash generated from our operations or other sources, including:

•	sales of assets; or

•	sales of equity.

We cannot assure you that sufficient funds would be available at the time of any change of control to repurchase your notes. In addition, our senior revolving credit facility prohibits such repurchases. Additionally, a “change of control” is an event of default under our senior revolving credit facility that would permit the lenders to accelerate the debt outstanding under such facility. Finally, using available cash to fund the potential consequences of a change of control may impair our ability to obtain additional financing in the future, which could negatively impact our ability to conduct our business operations.

A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under United States bankruptcy or similar state law, which would prevent the holders of the notes from relying on that subsidiary to satisfy claims.

Under United States bankruptcy law and comparable provisions of state fraudulent transfer laws, our subsidiary guarantees of the notes can be voided, or claims under the subsidiary guarantees may be subordinated to all other debts of that subsidiary guarantor if, among other things, the subsidiary guarantor, at the time it incurred the indebtedness evidenced by its guarantee or, in some states, when payments become due under the guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and:

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

Our subsidiary guarantees may also be voided, without regard to the above factors, if a court found that the subsidiary guarantor entered into the guarantee with the actual intent to hinder, delay or defraud its creditors.

A court would likely find that a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for its guarantee if the subsidiary guarantor did not substantially benefit directly or indirectly from the issuance of the guarantees. If a court were to void a subsidiary guarantee, you would no longer have a claim against the subsidiary guarantor. Sufficient funds to repay the notes may not be available from other sources, including the remaining subsidiary guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from the subsidiary guarantor.

The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all its assets;

•

the present fair saleable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

Each subsidiary guarantee contains a provision intended to limit the subsidiary guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its subsidiary guarantee to be a fraudulent transfer. Such provision may not be effective to protect the subsidiary guarantees from being voided under fraudulent transfer law.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

The notes are a new issue of securities for which there is no established public market. We do not intend to have the notes or any exchange notes listed on a national securities exchange or to arrange for quotation on any automated dealer quotation systems, although we expect that they will be eligible for trading in the PORTAL SM Market. No party is obligated to make a market in the notes or the exchanges notes. Therefore, we cannot assure you as to the development or liquidity of any trading market for the notes. The liquidity of any market for the notes will depend on a number of factors, including:

•	the number of holders of notes;

•	our operating performance and financial condition;

•	our ability to complete the offer to exchange the notes for the exchange notes;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the notes; and

•	prevailing interest rates.

Historically, the market for non investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure you that the market, if any, for the notes will be free from similar disruptions or that any such disruptions may not adversely affect the prices at which you may sell your notes. Therefore, we cannot assure you that you will be able to sell your notes at a particular time or the price that you receive when you sell will be favorable.

You generally will be required to accrue income before you receive cash attributable to original issue discount on the notes. Additionally, in the event we enter into bankruptcy, you may not have a claim for all or a portion of any unamortized amount of the original issue discount on the notes.

The old notes were issued with original issue discount (“OID”) for United States federal income tax purposes, and the new notes will be treated as having been issued with OID. Accordingly, if you are a United States Holder (as defined below), you generally will be required to accrue interest in the form of OID on a current basis in respect of the notes, include such accrued interest in income and pay tax accordingly, even before you receive cash attributable to that income. For further discussion of the computation and reporting of OID, see “Material United States Federal Income Tax Considerations—Consequences to United States Holders—Original Issue Discount” below.

Additionally, a bankruptcy court may not allow a claim for all or a portion of any unamortized amount of the OID on the notes.

RATIO OF EARNINGS TO FIXED CHARGES

We have computed our ratio of earnings to fixed charges for each of our fiscal years ended December 31, 2008, 2007, 2006, 2005 and 2004 and for each of the six-month periods ended June 30, 2008 and 2009.

Ratio of earnings to fixed charges is calculated by dividing earnings by fixed charges. For this purpose, “earnings” represent the aggregate of pre-tax income from continuing operations plus fixed charges. “Fixed charges” include interest expensed, amortization of debt issuance costs, the amortization of debt discounts and premiums and the portion of non-capitalized rental expense deemed to be the equivalent of interest.

You should read the ratio information below in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the notes thereto in our Annual Report on Form 10-K, as amended, for year ended December 31, 2008 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009, which are incorporated herein by reference.

	Six Months Ended June 30,				Year Ended December 31,
	2009		2008		2008		2007	2006	2005		2004
Ratio of earnings to fixed charges	—	(1)	—	(2)	—	(3)	1.6	3.1	—	(4)	3.8

(1)	Due to our loss for the six months ended June 30, 2009, the ratio coverage was less than 1:1. We would have had to generate additional earnings of $1.6 billion to achieve a coverage ratio of 1:1.

(2)	Due to our loss for the six months ended June 30, 2008, the ratio coverage was less than 1:1. We would have had to generate additional earnings of $239.2 million to achieve a coverage ratio of 1:1.

(3)	Due to our loss in 2008, the ratio coverage was less than 1:1. We would have had to generate additional earnings of $533.0 million to achieve a coverage ratio of 1:1.

(4)	Due to our loss in 2005, the ratio coverage was less than 1:1. We would have had to generate additional earnings of $25.7 million to achieve a coverage ratio of 1:1.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement we entered into in connection with the private offering of the old notes. We will not receive any proceeds from the issuance of the new notes in the exchange offer. In consideration for issuing the new notes as contemplated in this prospectus, we will receive, in exchange, outstanding old notes in like principal amount. We will cancel all old notes surrendered in exchange for new notes in the exchange offer. As a result, the issuance of the new notes will not result in any increase or decrease in our indebtedness.

The net proceeds from the offering of the sale of the old notes in the private offering were approximately $535.4 million in the aggregate after deducting estimated expenses of the offering. The net proceeds to us from the sale of the old notes was used to repay all of the outstanding borrowings under our senior revolving credit facility, providing us additional financial flexibility to fund a portion of our capital budget for the year ending December 31, 2009, to fund potential acquisitions, to provide for further infrastructure expansion and to provide working capital for general corporate purposes. Please read “Prospectus Summary—Our Business and Recent Developments” for more information on our recent transactions.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior revolving credit facility

Certain banks have provided to us a senior revolving credit facility of up to $1.5 billion, subject to a borrowing base calculation, which is secured by liens on most of our assets, the stock of our subsidiaries and most of the assets of our subsidiaries. The borrowing base for our senior revolving credit facility is determined semi-annually on or about May 1 and November 1, though we and the lenders under our senior revolving credit facility may request additional borrowing base determinations under certain circumstances. As of August 27, 2009, the borrowing base was $950 million, subject to reduction of $0.25 for each additional dollar of new debt. Our obligations under our senior revolving credit facility are also guaranteed by all of our subsidiaries. Final maturity of our senior revolving credit facility is July 1, 2013.

Amounts outstanding under the our senior revolving credit facility will bear interest at specified margins over the London Interbank Offered Rate, or LIBOR, of 1.25% to 2.00% for Eurodollar loans or at specified margins over the Alternate Base Rate, or ABR, of 0.00% to 0.50% for ABR loans. These margins will fluctuate based on the utilization of the facility relative to the borrowing base as follows:

Usage of borrowing base (%)	LIBOR margin (in basis points)	ABR margin (in basis points)
Greater than or equal to 90% but less than 100%	200	50
Greater than or equal to 75%, but less than 90%	175	25
Greater than or equal to 50%, but less than 75%	150	0
Less than 50%	125	0

Outstanding advances under our senior revolving credit facility bear interest payable quarterly with respect to ABR loans and at the end of each interest period with respect to Eurodollar loans, except for interest periods for Eurodollar loans of more than three months duration, which are payable at three month intervals. We can repay outstanding debt under our senior revolving credit facility at any time without penalty or premium, subject to Eurodollar loan related fees which must be paid under certain circumstances.

Our senior revolving credit facility requires us to maintain certain financial covenants pertaining to minimum current ratio and minimum coverage of interest expense. We may not permit our ratio of consolidated current assets to consolidated current liabilities to be less than 1.00 to 1.00 as of the end of each fiscal quarter. Also, we may not permit our ratio of EBITDA (as defined in our senior revolving credit facility) to Interest Expense (as defined in our senior revolving credit facility) for the period of four fiscal quarters immediately preceding the date of determination for which financial statements are available to be less than 2.5 to 1.0. In addition, we are subject to various covenants including those limiting dividends and other payments, transactions with affiliates, incurrence of debt, change of control, asset sales, and liens on properties.

2015 Notes

In May and June of 2008, we issued a total of $800.0 million in aggregate principal amount of 7.875% senior notes due 2015, also referred to as the 2015 Notes. The 2015 Notes bear interest at a rate of 7.875% per annum with interest payable semi-annually on June 1 and December 1. We may redeem the 2015 Notes at our option, in whole or in part, at any time on or after June 1, 2012 at a price equal to 100% of the principal amount plus accrued and unpaid interest, if any, plus a specified premium which decreases yearly from 3.938% in 2012 to 0% in 2014. In addition, at any time on or prior to June 1, 2011, we may redeem up to a maximum of 35% of the aggregate principal amount of the 2015 Notes with the net cash proceeds of certain equity offerings at a price equal to 107.875% of the principal amount, plus accrued and unpaid interest. The 2015 Notes are our senior unsecured obligations and are effectively subordinate to all of our secured debt, including secured debt under our senior revolving credit facility, and rank equally in right of payment with all of our other senior indebtedness.

The 2015 Notes are jointly and severally and fully and unconditionally guaranteed on a senior unsecured basis by all of our subsidiaries.

2013 Notes

In 2006, we issued $775.0 million in aggregate principal amount of 9.125% senior notes due 2013, also referred to as the 2013 Notes. The 2013 Notes bear interest at a rate of 9.125% per annum with interest payable semi-annually on January 15 and July 15. We may redeem the 2013 Notes at our option, in whole or in part, at any time on or after July 15, 2010 at a price equal to 100% of the principal amount plus accrued and unpaid interest, if any, plus a specified premium which decreases yearly from 4.563% in 2010 to 0% in 2012. In addition, at any time on or prior to July 15, 2009, we may redeem up to a maximum of 35% of the aggregate principal amount of the 2013 Notes with the net cash proceeds of certain equity offerings at a price equal to 109.13% of the principal amount, plus accrued and unpaid interest. The 2013 Notes are our senior unsecured obligations and are effectively subordinate to all of our secured debt, including secured debt under our senior revolving credit facility, and rank equally in right of payment with all of our other senior indebtedness.

The 2013 Notes are jointly and severally and fully and unconditionally guaranteed on a senior unsecured basis by all of our subsidiaries.

2012 Notes

In connection with our merger with KCS in July 2006, we assumed KCS’s outstanding 7.125% senior notes due April 1, 2012, also referred to as the 2012 Notes, and as of December 31, 2008, $272.4 million of the 2012 Notes were outstanding. The 2012 Notes bear interest at a rate of 7.125% per annum with interest payable semi-annually on April 1 and October 1. We may redeem the 2012 Notes at our option, in whole or in part, at any time at a price equal to 100% of the principal amount plus accrued and unpaid interest, if any, plus a specified premium which decreases yearly from 1.784% in 2009 to 0% in 2010 and thereafter. The 2012 Notes are our senior unsecured obligations and are effectively subordinate to all of our secured debt, including secured debt under our senior revolving credit facility, and rank equally in right of payment with all of our other senior indebtedness.

The 2012 Notes are jointly and severally and fully and unconditionally guaranteed on a senior unsecured basis by all of our subsidiaries.

The indenture governing the 2012 Notes contains covenants that are substantially similar to those contained (or to be contained) in the indentures governing our 2015 Notes, our 2013 Notes and the notes offered hereby. The 2012 Notes, the 2015 Notes, the 2013 Notes, and the notes offered hereby are subject to our obligation to offer to repurchase all of such notes upon the occurrence of certain change of control events.

2011 Notes

Only $254,000 principal amount of our 9.875% senior notes due 2011, also referred to as the 2011 Notes, was still outstanding at December 31, 2008. The 2011 Notes bear interest at a rate of 9.875% per annum with interest payable semi-annually on April 1 and October 1. The 2011 Notes are jointly and severally and fully and unconditionally guaranteed on a senior unsecured basis by all of our subsidiaries. In conjunction with the Company’s merger with KCS Energy, Inc. in July 2006, we extinguished substantially all of our 2011 Notes for a premium of $14.9 million plus accrued interest of $3.5 million. There were approximately $0.3 million of the notes that were not redeemed and are still outstanding as of December 31, 2008. In connection with the extinguishment of substantially all of the 2011 Notes, we requested and received from the noteholders consent to eliminate most significant debt covenants associated with the 2011 Notes.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

On January 27, 2009, we sold $600 million in aggregate principal amount at maturity of the old notes in a private offering. The old notes were sold to the initial purchasers who in turn resold the notes to a limited number of qualified institutional buyers pursuant to Rule 144A of the Securities Act or offshore investors pursuant to Regulation S of the Securities Act.

In connection with the offering of the old notes, we entered into a registration rights agreement with the initial purchasers of the old notes, pursuant to which we agreed to file and to use our reasonable best efforts to cause to be declared effective by the SEC a registration statement with respect to the exchange of the old notes for the new notes. We are making the exchange offer to fulfill our contractual obligations under the agreements. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

Pursuant to the exchange offer, we will issue the new notes in exchange for old notes. The terms of the new notes are identical in all material respects to those of the old notes, except that the new notes (1) have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the old notes and (2) will not have registration rights or provide for any additional interest related to the obligation to register. Please read “Description of the New Notes” for more information on the terms of the respective notes and the differences between them.

We are not making the exchange offer to, and will not accept tenders for exchange from, holders of old notes in any jurisdiction in which an exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction. Unless the context requires otherwise, the term “holder” with respect to the exchange offer means any person in whose name the old notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose old notes are held of record by The Depository Trust Company, referred to as DTC, who desires to deliver such old notes by book-entry transfer at DTC.

We make no recommendation to the holders of old notes as to whether to tender or refrain from tendering all or any portion of their old notes pursuant to the exchange offer. In addition, no one has been authorized to make any such recommendation. Holders of old notes must make their own decision whether to tender pursuant to the exchange offer and, if so, the aggregate amount of old notes to tender after reading this prospectus and the letter of transmittal and consulting with the advisers, if any, based on their own financial position and requirements.

In order to participate in the exchange offer, you must represent to us, among other things, that:

•	you are acquiring the new notes in the exchange offer in the ordinary course of your business;

•	you are not engaged in, and do not intend to engage in, a distribution of the new notes;

•	you do not have and to your knowledge, no one receiving new notes from you has, any arrangement or understanding with any person to participate in the distribution of the new notes;

•

you are not a broker-dealer tendering old notes acquired directly from us for your own account or if you are a broker-dealer, you will comply with the prospectus delivery requirements of the Securities Act in connection with any resale of the new notes; and

•	you are not one of our “affiliates,” as defined in Rule 405 of the Securities Act.

Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. Please read “Plan of Distribution.”

Terms of Exchange

Upon the terms and conditions described in this prospectus and in the accompanying letter of transmittal, which together constitute the exchange offer, we will accept for exchange old notes that are properly tendered at or before the expiration time and not withdrawn as permitted below. As of the date of this prospectus, $600 million aggregate principal amount of 10.5% Senior Notes due 2014 are outstanding. This prospectus, together with the letter of transmittal, is first being sent on or about the date on the cover page of the prospectus to all holders of old notes known to us. Old notes tendered in the exchange offer must be in denominations of principal amount of $1,000 and any integral multiple of $1,000.

Our acceptance of the tender of old notes by a tendering holder will form a binding agreement between the tendering holder and us upon the terms and subject to the conditions provided in this prospectus and in the accompanying letter of transmittal.

The form and terms of the new notes being issued in the exchange offer are the same as the form and terms of the old notes except that:

•	the new notes being issued in the exchange offer will have been registered under the Securities Act;

•	the new notes being issued in the exchange offer will not bear the restrictive legends restricting their transfer under the Securities Act; and

•	the new notes being issued in the exchange offer will not contain the registration rights contained in the old notes.

Expiration, Extension and Amendment

The expiration time of the exchange offer is 5:00 P.M., New York City time, on                     , 2009. However, we may, in our sole discretion, extend the period of time for which the exchange offer is open and set a later expiration date for the offer. The term “expiration time” as used herein means the latest time and date to which we extend the exchange offer. If we decide to extend the exchange offer period, we will then delay acceptance of any old notes by giving oral or written notice of an extension to the holders of old notes as described below. During any extension period, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange will be returned to the tendering holder after the expiration or termination of the exchange offer.

Our obligation to accept old notes for exchange in the exchange offer is subject to the conditions described below under “—Conditions to the Exchange Offer.” We may decide to waive any of the conditions in our sole reasonable discretion. Furthermore, we reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified below under the same heading. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable. If we materially change the terms of the exchange offer, we will resolicit tenders of the old notes, file a post-effective amendment to the prospectus and provide notice to you. If the change is made less than five business days before the expiration of the exchange offer, we will extend the offer so that the holders have at least five business days to tender or withdraw. We will notify you of any extension by means of a press release or other public announcement no later than 9:00 A.M., New York City time, on the first business day after the previously scheduled expiration time.

Procedures for Tendering

Valid Tender

Except as described below, a tendering holder must, prior to the expiration time, transmit to U.S. Bank National Association, the exchange agent, at the address listed below under the caption “—Exchange Agent”:

•	a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal; or

•	if old notes are tendered in accordance with the book-entry procedures listed below, an agent’s message transmitted through DTC’s Automated Tender Offer Program, referred to as ATOP.

In addition, you must:

•	deliver certificates, if any, for the old notes to the exchange agent at or before the expiration time; or

•

deliver a timely confirmation of the book-entry transfer of the old notes into the exchange agent’s account at DTC, the book-entry transfer facility, along with the letter of transmittal or an agent’s message; or

•	comply with the guaranteed delivery procedures described below.

The term “agent’s message” means a message, transmitted by DTC to, and received by, the exchange agent and forming a part of a book-entry confirmation, that states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such holder.

If the letter of transmittal is signed by a person other than the registered holder of old notes, the letter of transmittal must be accompanied by a written instrument of transfer or exchange in satisfactory form duly executed by the registered holder with the signature guaranteed by an eligible institution. The old notes must be endorsed or accompanied by appropriate powers of attorney. In either case, the old notes must be signed exactly as the name of any registered holder appears on the old notes.

If the letter of transmittal or any old notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

By tendering, each holder will represent to us that, among other things, the person is not our affiliate, the new notes are being acquired in the ordinary course of business of the person receiving the new notes, whether or not that person is the holder, and neither the holder nor the other person has any arrangement or understanding with any person to participate in the distribution of the new notes. Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. Please read “Plan of Distribution.”

The method of delivery of old notes, letters of transmittal and all other required documents is at your election and risk, and the delivery will be deemed made only upon actual receipt or confirmation by the exchange agent. If the delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. Holders tendering through DTC’s ATOP system should allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC on such dates.

No old notes, agent’s messages, letters of transmittal or other required documents should be sent to us. Delivery of all old notes, agent’s messages, letters of transmittal and other documents must be made to the exchange agent. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in DTC’s ATOP system may make book-entry delivery of the old notes by causing DTC to transfer the old notes into the exchange agent’s account. The tender by a holder of old notes, including pursuant to the delivery of an agent’s message through DTC’s ATOP system, will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

All questions as to the validity, form, eligibility, time of receipt and withdrawal of the tendered old notes will be determined by us in our sole reasonable discretion or by the exchange agent, which determination will be final and binding. We reserve the absolute right to reject any and all old notes not validly tendered or any old notes which, if accepted, would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify you of defects or irregularities with respect to tenders of old notes, none of us, the exchange agent, or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of old notes, nor shall any of them incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such irregularities have been cured or waived. Any old notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the exchange agent, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date of the exchange offer.

Although we have no present plan to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any old notes that are not tendered in the exchange offer, we reserve the right, in our sole discretion, to purchase or make offers for any old notes after the expiration date of the exchange offer, from time to time, through open market or privately negotiated transactions, one or more additional exchange or tender offers, or otherwise, as permitted by law, the indenture and our other debt agreements. Following consummation of this exchange offer, the terms of any such purchases or offers could differ materially from the terms of this exchange offer.

Signature Guarantees

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed, unless the old notes surrendered for exchange are tendered:

•	by a registered holder of the old notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal, or

•	for the account of an “eligible institution.”

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an “eligible institution.” An “eligible institution” is an “eligible guarantor institution” meeting the requirements of the registrar for the notes within the meaning of Rule 17Ad-15 under the Exchange Act.

Book-Entry Transfer

The exchange agent will make a request to establish an account for the old notes at DTC for purposes of the exchange offer. Any financial institution that is a participant in DTC’s system may make book-entry delivery of old notes by causing DTC to transfer those old notes into the exchange agent’s account at DTC in accordance with DTC’s procedure for transfer. The participant should transmit its acceptance to DTC at or prior to the expiration time or comply with the guaranteed delivery procedures described below. DTC will verify this acceptance, execute a book-entry transfer of the tendered old notes into the exchange agent’s account at DTC and then send to the exchange agent confirmation of this book-entry transfer. The confirmation of this book-entry transfer will include an agent’s message confirming that DTC has received an express acknowledgment from this participant that this participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this participant.

Delivery of new notes issued in the exchange offer may be effected through book-entry transfer at DTC. However, the letter of transmittal or facsimile of it or an agent’s message, with any required signature guarantees and any other required documents, must:

•	be transmitted to and received by the exchange agent at the address listed under “—Exchange Agent” at or prior to the expiration time; or

•	comply with the guaranteed delivery procedures described below.

Delivery of documents to DTC in accordance with DTC’s procedures does not constitute delivery to the exchange agent.

Guaranteed Delivery

If a registered holder of old notes desires to tender the old notes, and the old notes are not immediately available, or time will not permit the holder’s old notes or other required documents to reach the exchange agent before the expiration time, or the procedures for book-entry transfer described above cannot be completed on a timely basis, a tender may nonetheless be made if:

•	the tender is made through an eligible institution;

•

prior to the expiration time, the exchange agent receives by facsimile transmission, mail or hand delivery from such eligible institution a properly and validly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us:

1.	stating the name and address of the holder of old notes and the amount of old notes tendered,

2.	stating that the tender is being made, and

3.	guaranteeing that within three New York Stock Exchange trading days after the expiration time, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and a properly completed and duly executed letter of transmittal, or an agent’s message, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•

the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and a properly completed and duly executed letter of transmittal, or an agent’s message, and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

Determination of Validity

We will determine in our sole reasonable discretion all questions as to the validity, form and eligibility of old notes tendered for exchange. This discretion extends to the determination of all questions concerning the timing of receipts and acceptance of tenders. These determinations will be final and binding. We reserve the right to reject any particular old note not properly tendered or of which our acceptance might, in our judgment or our counsel’s judgment, be unlawful. We also reserve the right to waive any defects or irregularities or conditions of the exchange offer as to any particular old note either before or after the expiration time, including the right to waive the ineligibility of any tendering holder. Our interpretation of the terms and conditions of the exchange offer as to any particular old note either before or after the applicable expiration time, including the letter of transmittal and the instructions to the letter of transmittal, shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within a reasonable period of time.

Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity in any tender of old notes. Moreover, neither we, the exchange agent nor any other person will incur any liability for failing to give notifications of any defect or irregularity.

Acceptance of Old Notes for Exchange; Issuance of New Notes

Upon the terms and subject to the conditions of the exchange offer, we will accept, promptly after the expiration time, all old notes properly tendered. We will issue the new notes promptly after acceptance of the old notes. For purposes of an exchange offer, we will be deemed to have accepted properly tendered old notes for exchange when, as and if we have given oral or written notice to the exchange agent, with prompt written confirmation of any oral notice.

For each old note accepted for exchange, the holder will receive a new note registered under the Securities Act having a principal amount equal to that of the surrendered old note. As a result, registered holders of old notes issued in the exchange offer on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the old notes or, if no interest has been paid on the old notes, from January 27, 2009. Old notes that we accept for exchange will cease to accrue interest from and after the date of completion of the exchange offer. Under the registration rights agreement, we may be required to make additional payments in the form of additional interest to the holders of the old notes under circumstances relating to the timing of the exchange offer.

In all cases, issuance of new notes for old notes will be made only after timely receipt by the exchange agent of:

•	certificate for the old notes, or a timely book-entry confirmation of the old notes, into the exchange agent’s account at the book-entry transfer facility;

•	a properly completed and duly executed letter of transmittal or an agent’s message; and

•	all other required documents.

Unaccepted or non-exchanged old notes will be returned without expense to the tendering holder of the old notes. In the case of old notes tendered by book-entry transfer in accordance with the book-entry procedures described above, the non-exchanged old notes will be credited to an account maintained with DTC as promptly as practicable after the expiration or termination of the exchange offer. For each old note accepted for exchange, the holder of the old note will receive a new note having a principal amount equal to that of the surrendered old note.

Interest Payments on the New Notes

The new notes will bear interest from the most recent date to which interest has been paid on the old notes for which they were exchanged. Accordingly, registered holders of new notes on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid. Old notes accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offer and will be deemed to have waived their rights to receive the accrued interest on the old notes.

Withdrawal Rights

Tender of old notes may be properly withdrawn at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

For a withdrawal to be effective with respect to old notes, the exchange agent must receive a written notice of withdrawal before the expiration time delivered by hand, overnight by courier or by mail, at the address indicated under “—Exchange Agent” or, in the case of eligible institutions, at the facsimile number, or a properly transmitted “Request Message” through DTC’s ATOP system. Any notice of withdrawal must:

•	specify the name of the person, referred to as the depositor, having tendered the old notes to be withdrawn;

•	identify the old notes to be withdrawn, including certificate numbers and principal amount of the old notes;

•	contain a statement that the holder is withdrawing its election to have the old notes exchanged;

•

other than a notice transmitted through DTC’s ATOP system, be signed by the holder in the same manner as the original signature on the letter of transmittal by which the old notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the old notes register the transfer of the old notes in the name of the person withdrawing the tender; and

•	specify the name in which the old notes are registered, if different from that of the depositor.

If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of these certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution, unless this holder is an eligible institution. If old notes have been tendered in accordance with the procedure for book-entry transfer described below, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn old notes.

Any old notes properly withdrawn will be deemed not to have been validly tendered for exchange. New notes will not be issued in exchange unless the old notes so withdrawn are validly re-tendered.

Properly withdrawn old notes may be re-tendered by following the procedures described under “—Procedures for Tendering” above at any time at or before the expiration time.

We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal.

Conditions to the Exchange Offer

Notwithstanding any other provisions of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to exchange, any old notes for any new notes, and, as described below, may terminate an exchange offer, whether or not any old notes have been accepted for exchange, or may waive any conditions to or amend the exchange offer, if any of the following conditions has occurred or exists:

•

there shall occur a change in the current interpretation by the staff of the SEC which permits the new notes issued pursuant to such exchange offer in exchange for old notes to be offered for resale, resold and otherwise transferred by the holders (other than broker-dealers and any holder which is an affiliate) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such new notes are acquired in the ordinary course of such holders’ business and such holders have no arrangement or understanding with any person to participate in the distribution of the new notes;

•

any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body seeking to enjoin, make illegal or delay completion of the exchange offer or otherwise relating to the exchange offer;

•	any law, statute, rule or regulation shall have been adopted or enacted which, in our judgment, would reasonably be expected to impair our ability to proceed with such exchange offer;

•	a banking moratorium shall have been declared by United States federal or New York State authorities;

•

trading on the New York Stock Exchange or generally in the United States over-the-counter market shall have been suspended, or a limitation on prices for securities imposed, by order of the SEC or any other governmental authority;

•

an attack on the United States, an outbreak or escalation of hostilities or acts of terrorism involving the United States, or any declaration by the United States of a national emergency or war shall have occurred;

•

a stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement of which this prospectus is a part or proceedings shall have been initiated or, to our knowledge, threatened for that purpose or any governmental approval has not been obtained, which approval we shall, in our sole reasonable discretion, deem necessary for the consummation of such exchange offer; or

•

any change, or any development involving a prospective change, in our business or financial affairs or any of our subsidiaries has occurred which is or may be adverse to us or we shall have become aware of facts that have or may have an adverse impact on the value of the old notes or the new notes, which in our sole judgment in any case makes it inadvisable to proceed with such exchange offer and/or with such acceptance for exchange or with such exchange.

If any of the foregoing events or conditions has occurred or exists, we may, subject to applicable law, terminate the exchange offer, whether or not any old notes have been accepted for exchange, or may waive any such condition or otherwise amend the terms of such exchange offer in any respect. Please read “—Expiration, Extension and Amendment” above.

If any of the above events occur, we may:

•	terminate the exchange offer and promptly return all tendered old notes to tendering holders;

•	complete and/or extend the exchange offer and, subject to your withdrawal rights, retain all tendered old notes until the extended exchange offer expires;

•	amend the terms of the exchange offer; or

•	waive any unsatisfied condition and, subject to any requirement to extend the period of time during which the exchange offer is open, complete the exchange offer.

We may assert these conditions with respect to the exchange offer regardless of the circumstances giving rise to them. All conditions to the exchange offer, other than those dependent upon receipt of necessary government approvals, must be satisfied or waived by us before the expiration of the exchange offer. We may waive any condition in whole or in part at any time in our sole reasonable discretion. Our failure to exercise our rights under any of the above circumstances does not represent a waiver of these rights. Each right is an ongoing right that may be asserted at any time. Any determination by us concerning the conditions described above will be final and binding upon all parties.

If a waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that we will distribute to the registered holders of the old notes, and we will extend the exchange offer for a period of five to ten business days, as required by applicable law, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during the five to ten business day period.

Resales of New Notes

Based on interpretations by the staff of the SEC, as described in no-action letters issued to third parties that are not related to us, we believe that new notes issued in the exchange offer in exchange for old notes may be offered for resale, resold or otherwise transferred by holders of the new notes without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•	the new notes are acquired in the ordinary course of the holder’s business;

•	the holders have no arrangement or understanding with any person to participate in the distribution of the new notes;

•	the holders are not “affiliates” of ours within the meaning of Rule 405 under the Securities Act; and

•	the holders are not a broker-dealer who purchased old notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act.

However, the SEC has not considered the exchange offer described in this prospectus in the context of a no-action letter. The staff of the SEC may not make a similar determination with respect to the exchange offer as in the other circumstances. Each holder who wishes to exchange old notes for new notes will be required to represent that it meets the above four requirements.

Any holder who is an affiliate of ours or who intends to participate in the exchange offer for the purpose of distributing new notes or any broker-dealer who purchased old notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act:

•	cannot rely on the applicable interpretations of the staff of the SEC mentioned above;

•	will not be permitted or entitled to tender the old notes in the exchange offer; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

Each broker-dealer that receives new notes for its own account in exchange for old notes must acknowledge that the old notes were acquired by it as a result of market-making activities or other trading activities and agree that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. Please read “Plan of Distribution.” A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with the resales of new notes received in exchange for old notes that the broker-dealer acquired as a result of market-making or other trading activities. Any holder that is a broker-dealer participating in the exchange offer must notify the exchange agent at the telephone number set forth in the enclosed letter of transmittal and must comply with the procedures for broker-dealers participating in the exchange offer. We have not entered into any arrangement or understanding with any person to distribute the new notes to be received in the exchange offer.

In addition, to comply with state securities laws, the new notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification, with which there has been compliance, is available. The offer and sale of the new notes to “qualified institutional buyers,” as defined under Rule 144A of the Securities Act, is generally exempt from registration or qualification under the state securities laws. We currently do not intend to register or qualify the sale of new notes in any state where an exemption from registration or qualification is required and not available.

Exchange Agent

The Bank of New York Trust Company, N.A. has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal and any other required documents should be directed to the exchange agent at the address or facsimile number set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

U.S. BANK NATIONAL ASSOCIATION

By Facsimile for Eligible Institutions: (615) 495-8158 Attention: Specialized Finance	By Mail/Overnight Delivery/Hand: 60 Livingston Avenue St. Paul, MN 55107 Attention: Specialized Finance	Confirm by Telephone: (800) 934-6802

Delivery of the letter of transmittal to an address other than as set forth above or transmission of such letter of transmittal via facsimile other than as set forth above does not constitute a valid delivery of the letter of transmittal.

Fees and Expenses

The expenses of soliciting tenders pursuant to this exchange offer will be paid by us. We have agreed to pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of old notes, and in handling or tendering for their customers. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes on the exchange. If, however, new notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the old notes tendered, or if a transfer tax is imposed for any reason other than the exchange of old notes in connection with the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

Consequences of Failure of Exchange Outstanding Securities

Holders who desire to tender their old notes in exchange for new notes registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither the exchange agent nor us is under any duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange.

Old notes that are not tendered or are tendered but not accepted will, following the completion of the exchange offer, continue to be subject to the provisions in the indenture regarding the transfer and exchange of the old notes and the existing restrictions on transfer set forth in the legend on the old notes set forth in the indenture for the notes. Except in limited circumstances with respect to specific types of holders of old notes, we will have no further obligation to provide for the registration under the Securities Act of such old notes. In general, old notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

We do not currently anticipate that we will take any action to register the old notes under the Securities Act or under any state securities laws. Upon completion of the exchange offer, holders of the old notes will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances.

Holders of the new notes issued in the exchange offer, any old notes which remain outstanding after completion of the exchange offer and the previously issued notes will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the indenture.

Accounting Treatment

We will record the new notes at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be amortized over the term of the new notes.

Other

Participation in the exchange offer is voluntary, and you should consider carefully whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

DESCRIPTION OF THE NEW NOTES

We issued the old notes under an indenture, dated as of January 27, 2009 (as supplemented, the “Indenture”), among us, the subsidiary guarantors and U.S. Bank National Association, as trustee (the “Trustee”). We will issue the new notes under the same indenture under which we issued the old notes, and the new notes will represent the same debt as the old notes for which they are exchanged.

The indenture is governed by the Trust Indenture Act of 1939 (the “Trust Indenture Act”). The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act. The registration rights agreement referred to under the caption “—Registration Rights” sets forth the rights holders of the old notes have to require us to register their notes with the SEC.

Old notes that remain outstanding after the completion of the exchange offer, together with the new notes, will be treated as a single class of securities under the Indenture. Otherwise unqualified references herein to “notes” shall, unless the context requires otherwise, include the previously issued notes, the old notes and the new notes, and all references to specified percentages in aggregate principal amount of the notes shall be deemed to mean, at any time after the exchange offer is completed, such percentage in aggregate principal amount of the previously issued notes, the old notes and the new notes then outstanding.

The terms of the new notes will be substantially identical to the terms of the old notes, except that the new notes:

•	will have been registered under the Securities Act;

•	will not be subject to transfer restrictions applicable to the old notes; and

•	will not have the benefit of the registration rights agreement applicable to the old notes.

The following description is a summary of the material provisions of the Indenture and the registration rights agreement. It does not restate those agreements in their entirety. We urge you to read the Indenture and the registration rights agreement because they, and not this description, define your rights as Holders of these notes. You may request copies of the Indenture and the registration rights agreement at the address set forth under the heading “—Additional Information.”

You can find the definitions of certain capitalized terms used in this description that are not otherwise defined in this description under the subheadings “—Certain Definitions,” and “—Registration Rights.” In this description, the word “Company” refers only to Petrohawk Energy Corporation and not to any of its subsidiaries.

Brief Description of the Notes

The Notes

These notes:

•	will be general unsecured senior obligations of the Company;

•	will be initially issued in an aggregate principal amount of $600.0 million, subject to the Company’s ability to issue Additional Notes under certain circumstances;

•	will be equal in right of payment to all existing and future senior Indebtedness of the Company;

•

will be effectively subordinate in right of payment to any secured Indebtedness of the Company to the extent of the collateral securing such Indebtedness, including Indebtedness under the Company’s senior revolving credit facility;

•	will be senior in right of payment to any future subordinated Indebtedness of the Company;

•	will be unconditionally guaranteed by the Guarantors; and

•	will be eligible for trading on the PortalSM Market.

The Subsidiary Guarantees

These notes will be jointly and severally guaranteed by each of the Company’s present Restricted Subsidiaries and its future domestic Restricted Subsidiaries.

The Subsidiary Guarantees of these Notes:

•	will be general unsecured senior obligations of each Guarantor;

•	will be equal in right of payment to all existing and future senior Indebtedness of each Guarantor;

•

will be effectively subordinate in right of payment to any secured Indebtedness of each Guarantor to the extent of the collateral securing such Indebtedness, including Indebtedness of the Guarantors under the Company’s senior revolving credit facility; and

•	will be senior in right of payment to any future subordinated Indebtedness of each Guarantor.

As of the date of the Indenture, all of the Company’s subsidiaries will be “Restricted Subsidiaries.” However, under the circumstances described below under the subheading “—Certain definitions—Unrestricted Subsidiary,” the Company will be permitted to designate certain of its subsidiaries as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture. Unrestricted Subsidiaries will not guarantee these notes.

Principal, Maturity and Interest

The Company issued the old notes with a maximum aggregate principal amount of $600.0 million (the “Initial Notes”). The Company may issue Additional Notes (“Additional Notes”) from time to time after this offering in an unlimited amount, without the consent of the Holders but subject to the provisions of the Indenture described below under the caption “—Certain covenants —Incurrence of Indebtedness,” provided, however, in no event may the Company issue any Additional Notes if, as a result of any such issuance, the aggregate principal amount of notes outstanding would exceed the maximum aggregate principal amount of notes permitted under the Existing Credit Facility or any other Credit Facilities, in each case as in effect on the date of such issuance, and provided, further, that the Additional Notes are fungible with the Initial Notes for United States federal income tax purposes so that such Additional Notes will trade as part of a single class with the Initial Notes. The Initial Notes and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Unless otherwise provided or the context otherwise requires, for all purposes of the Indenture and this “Description of the New Notes,” references to the notes include any Additional Notes actually issued.

The Company will issue notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will mature on August 1, 2014.

Interest on these notes will accrue at the rate of 10.5% per year and will be payable semiannually in arrears on February 1 and August 1, commencing on August 1, 2009. The Company will make each interest payment to the Holders of record of these notes on the immediately preceding January 15 and July 15.

Interest on these notes will accrue from January 27, 2009. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The interest rate on the notes is subject to increase if the registration statement to which this prospectus relates is not declared effective on a timely basis or if certain other conditions specified by the Registration Rights Agreement are not satisfied, all as further described under the caption “—Registration rights.” All references to interest on the notes include any such additional interest that may be payable.

Methods of Receiving Payments on the Notes

If a Holder of not less than $5.0 million aggregate principal amount of any notes has given wire transfer instructions to the Company, the Company will make all principal, premium and interest payments on those notes in accordance with those instructions. All other payments on these notes will be made at the office or agency of the Paying Agent within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

The Company will make all principal, premium and interest payments on each note in global form registered in the name of The Depository Trust Company (“DTC”) or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the Holder of such global note.

Paying Agent and Registrar for the Notes

The Trustee will initially act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the notes, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

Transfer and Exchange

A Holder may transfer or exchange notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any note selected for redemption. Also, the Company is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

The Holder of a note will be treated as the owner of it for all purposes.

Subsidiary Guarantees

The Guarantors will jointly and severally guarantee the Company’s obligations under these notes on a senior unsecured basis. The obligations of each Guarantor under its Subsidiary Guarantee will be limited in a manner intended to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable laws, although no assurance can be given that a court would give the Holders the benefit of such a provision. Please read “Risk factors—Risks relating to the notes—A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under United States bankruptcy or similar state law, which would prevent the holders of the notes from relying on that subsidiary to satisfy claims.”

The Company shall not permit a Guarantor to sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person (other than the Company or another Guarantor) unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default shall have occurred and be continuing; and

(2) either:

(a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of that Guarantor under its Subsidiary Guarantee pursuant to a supplemental indenture satisfactory to the Trustee; or

(b) an amount equal to the Net Proceeds of such sale or other disposition is applied in accordance with the provisions of the Indenture described under the caption “—Repurchase at the option of Holders—Asset Sales.”

The Subsidiary Guarantee of a Guarantor will be released in accordance with the applicable provisions of the Indenture:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) other than to the Company or another Guarantor, if the Company applies the Net Proceeds of that sale or other disposition in accordance with the provisions of the Indenture described under the caption “—Repurchase at the option of Holders—Asset Sales;”

(2) in connection with any sale or other disposition of all of the Capital Stock of a Guarantor (including by way of merger or consolidation) other than to the Company or another Guarantor, if the Company applies the Net Proceeds of that sale or other disposition in accordance with the provisions of the Indenture described under the caption “—Repurchase at the option of Holders—Asset Sales;”

(3) if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the provisions of the Indenture; or

(4) if the Company effects a Legal Defeasance or Covenant Defeasance as described under “—Legal Defeasance or Covenant Defeasance.”

Please read “—Repurchase at the option of Holders—Asset Sales.”

Optional Redemption

On or prior to February 1, 2012 the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes (including any Additional Notes) originally issued prior to the redemption date under the Indenture at a redemption price of 110.5% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the Net Cash Proceeds of one or more Equity Offerings; provided that

(1) at least 65% in aggregate principal amount of notes (including any Additional Notes) originally issued under the Indenture remain outstanding immediately after the occurrence of such redemption (excluding notes held by the Company and its Subsidiaries); and

(2) each such redemption must occur within 180 days of the date of the closing of the related Equity Offering.

In addition, at any time prior to February 1, 2012, the Company may redeem all or part of the notes upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to the sum of:

(i) the principal amount thereof, plus

(ii) accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), plus

(iii) the Make Whole Premium at the redemption date.

Except pursuant to the preceding paragraphs, the notes will not be redeemable at the Company’s option prior to February 1, 2012.

On or after February 1, 2012, the Company may redeem all or a part of these notes at any time or from time to time upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelvemonth period beginning on February 1 of the years indicated below:

Year	Percentage
2012	110.500
2013	105.250
2014	100.000

Selection and Notice

If less than all of the notes are to be redeemed at any time, the Trustee will select notes for redemption as follows:

(1) if the notes are listed, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

(2) if the notes are not so listed, on a pro rata basis.

Notes or portions of notes the Trustee selects for redemption shall be in minimum amounts of $2,000 or a whole multiple of $1,000 in excess thereof. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address. Notices of redemption may not be conditional.

If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Company is not required to make any mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, the Company may be required to offer to purchase notes as described under the captions “—Repurchase at the option of Holders—Change of Control” and “—Asset Sales.” The Company may at any time and from time to time purchase notes in the open market or otherwise.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each Holder of notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s notes pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, the Company will offer a payment (the “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of notes to be repurchased plus accrued and unpaid interest thereon, if any, to the date of purchase. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in such notice, which date will be no earlier than 30 days nor later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described herein, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of the Company’s compliance with such securities laws or regulations.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all notes or portions thereof so tendered; and

(3) deliver or cause to be delivered to the Trustee the notes so accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions thereof being purchased by the Company.

The Paying Agent will promptly mail to each Holder of notes so tendered and not withdrawn the Change of Control Payment for such tendered notes, with such payments to be made through the facilities of DTC for all notes in global form, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any, by such Holder; provided that each such new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

If the Change of Control Payment Date is on or after an interest payment record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a note is registered at the close of business on such record date, and no other interest will be payable to Holders who tender pursuant to the Change of Control Offer.

The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture will not contain provisions that permit the Holders of the notes to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The Company’s senior revolving credit facility currently includes a covenant prohibiting certain change of control events with respect to the Company. Any future credit agreements or other agreements to which the Company becomes a party may contain similar restrictions and provisions or require the repurchase of the Indebtedness thereunder upon a Change of Control. The occurrence of a Change of Control may result in a default under the senior revolving credit facility and may cause a default under other Indebtedness of the Company and its Subsidiaries, and give the lenders thereunder the right to require the Company to repay obligations outstanding thereunder. Moreover, the exercise by Holders of their right to require the Company to repurchase the notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. The Company’s ability to repurchase notes following a Change of Control also may be limited by the Company’s then existing financial resources.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

Asset Sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Equity Interests or other assets issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

(a) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement or similar agreement that releases the Company or such Restricted Subsidiary from further liability; and

(b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted within 120 days by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion).

Within the later of (x) one year after the date of receipt of any Net Proceeds from an Asset Sale and (y) six months after the date of an agreement entered into within such one-year period committing the Company to make an acquisition or expenditure referred to in clauses (2) or (3) below, the Company may apply such Net Proceeds at its option, in any one or more of the following:

(1) to permanently repay, prepay, redeem or repurchase the Senior Debt of the Company or any Guarantor, and cause any related loan commitment to be permanently reduced in an amount equal to the principal amount so repaid, prepaid, redeemed or repurchased;

(2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, a Company principally engaged in the Oil and Gas Business or to acquire additional Capital Stock in any Person that at such time is a Restricted Subsidiary; or

(3) to make capital expenditures or to acquire properties or assets, in each case that are used or useful in the Oil and Gas Business.

Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company will make an offer (the “Asset Sale Offer”) to all Holders of notes and, to the extent required by the terms thereof, all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount (or accreted value in the case of any such other pari passu Indebtedness issued with a significant original issue discount) plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis, on the basis of the aggregate principal amounts (or accreted values) tendered in round denominations (which in the case of the notes will be minimum denominations of $2,000 principal amount or multiples of $1,000 in excess thereof). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

If the Asset Sale Offer purchase date is on or after an interest payment record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a note is registered at the close of business on such record date, and no other interest will be payable to holders who tender notes pursuant to the Asset Sale Offer. The Company will publicly announce the results of the Asset Sale Offer on or as soon as practicable after the date such Asset Sale Offer is completed.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described herein, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of the Company’s compliance with such securities laws or regulations.

Certain Covenants

Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment by the Company or any Restricted Subsidiary in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company);

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity or scheduled sinking fund payment, any Subordinated Indebtedness of the Company or any Guarantor, except a payment of interest or principal at the Stated Maturity thereof; or

(4) make any Investment other than a Permitted Investment (all such payments and other actions set forth in clauses (1) through (3) above and this clause (4) being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness;” and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after July 12, 2006 (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (7), (9), (11) and (12) of the next succeeding paragraph, but including Restricted Payments permitted by clauses (1), (5), (8) and (10) of such paragraph), is less than the sum, without duplication, of

(a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from July 1, 2006 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(b) 100% of the aggregate Net Cash Proceeds and 100% of the Fair Market Value of securities or other property other than cash (including Capital Stock of Persons engaged in the Oil and Gas Business that become Restricted Subsidiaries or assets used in the Oil and Gas Business) received by the Company since July 12, 2006 from the issue or sale of Equity Interests of the Company (other than Disqualified Stock), other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company and other than an issuance or sale pursuant to the KCS Merger Agreement or to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees; plus

(c) the amount by which Indebtedness is reduced on the Company’s consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to July 12, 2006 of any Indebtedness convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (plus the amount of any accrued interest then outstanding on such Indebtedness to the extent the obligation to pay such interest is extinguished less the amount of any cash, or the Fair Market Value of any property (as determined in good faith by an officer of the Company), distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Company or to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); plus

(d) an amount equal to the sum of (i) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary since July 12, 2006, and (ii) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that to the extent the foregoing sum exceeds, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary since July 12, 2006, such excess shall not be included in this clause (d) unless the amount represented by such excess has not been and will not be taken into account in one of the foregoing clauses (a)-(c); plus

(e) $30.0 million.

The preceding provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture (and such payment shall be deemed to be paid on the date of payment for purposes of any calculation required by this covenant);

(2) the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the Net Cash Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such Net Cash Proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph;

(3) the defeasance, redemption, repurchase, retirement or other acquisition of any Subordinated Indebtedness of the Company or any Guarantor with the Net Cash Proceeds from an incurrence of any Permitted Refinancing Indebtedness permitted to be incurred under the caption “—Incurrence of Indebtedness;”

(4) the payment of any dividend or other distribution by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis;

(5) so long as no Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any employees, former employees, directors or former directors of Company or any of its Restricted Subsidiaries (or heirs, estates or other permitted transferees of such employees or directors) pursuant to any agreements (including employment agreements), management equity subscription agreements or stock option agreements or plans (or amendments thereto), approved by the Board of Directors, under which such individuals purchase or sell or are granted the right to purchase or sell shares of Capital Stock; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.0 million in any twelve-month period;

(6) so long as no Default has occurred and is continuing, loans or advances to employees of the Company or employees or directors of any Subsidiary of the Company, in each case as permitted by Section 402 of the Sarbanes-Oxley Act of 2002, the proceeds of which are used to purchase Capital Stock of the Company, or to refinance loans or advances made pursuant to this clause (6), in an aggregate amount not in excess of $1.0 million at any one time outstanding;

(7) repurchases or other acquisitions for value of Capital Stock deemed to occur upon the exercise or exchange of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise or exchange price thereof or made in lieu of withholding taxes in connection with any such exercise or exchange; provided, however, that the aggregate amount of such repurchases, redemption or acquisitions to satisfy federal income tax obligations shall not exceed $2.0 million in any twelve-month period;

(8) so long as no Default has occurred and is continuing, upon the occurrence of a Change of Control or an Asset Sale and within 60 days after the completion of the offer to repurchase the notes under the covenants described under “—Repurchase at the option of Holders—Change of Control” or “—Asset Sales” above (including the purchase of all notes tendered), any purchase, repurchase, redemption, defeasance, acquisition or other retirement for value of Subordinated Indebtedness required under the terms thereof as a result of such Change of Control or Asset Sale at a purchase or redemption price not to exceed 101% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any, provided that, in the notice to Holders relating to a Change of Control or Asset Sale hereunder, the Company shall describe this clause (8);

(9) so long as no Default has occurred or is continuing, the purchase by the Company of fractional shares arising out of stock dividends, splits or business combinations;

(10) dividends in respect of the shares of the Company’s 8% cumulative convertible preferred stock outstanding on July 12, 2006 at an annual rate not in excess of $0.74 per share;

(11) payments to dissenting stockholders (x) pursuant to applicable law or (y) in connection with the settlement or other satisfaction of legal claims made pursuant to or in connection with a consolidation, merger or transfer of assets in connection with a transaction that is not prohibited by the Indenture; or

(12) payments made by any Person other than the Company or any Restricted Subsidiary to the stockholders of the Company in connection with or as part of (a) a merger or consolidation of the Company with or into such Person or a subsidiary of such Person, or (b) a merger of a subsidiary of such Person into the Company.

The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued at the time of such Restricted Payment by this covenant shall be evidenced by an officers’ certificate which shall be delivered to the Trustee not later than five Business Days following the date of the making of any Restricted Payment. Such officers’ certificate shall state that such Restricted Payment is permitted, together with a copy of any related resolution of the Board of Directors.

For purposes of determining compliance with this covenant, if a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in clauses (1)-(12) above, the Company, in its sole discretion, may order and classify such Restricted Payment in any manner in compliance with this covenant.

In computing Consolidated Net Income under clause (3)(a) above, (1) the Company shall use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (2) the Company shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination.

Incurrence of Indebtedness

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt); provided, however, that the Company and any Guarantor may incur Indebtedness (including Acquired Debt), if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.5 to 1, determined on a pro forma basis (including a pro forma application of the Net Cash Proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Indebtedness”):

(1) the incurrence by the Company and any Guarantor of the Indebtedness under Credit Facilities; provided that the aggregate principal amount of all Indebtedness of the Company and the Guarantors outstanding at any time under this clause (1) under all Credit Facilities after giving effect to such incurrence does not exceed an amount equal to the greater of (a) $1.0 billion less the aggregate amount of all permanent principal repayments since the Issue Date under a Credit Facility that are made under clause (1) of the second paragraph of the covenant described under “—Repurchase at the option of Holders—Asset Sales” and (b) 30% of ACNTA as of the date of such incurrence;

(2) the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness (other than Indebtedness described under clause (1), (3) or (6) of this paragraph);

(3) the incurrence by the Company and the Guarantors of Indebtedness represented by (a) the Initial Notes and the Subsidiary Guarantees, and (b) any notes issued pursuant to the Registration Rights Agreement in exchange for the notes, and any Subsidiary Guarantees related thereto;

(4) the incurrence by the Company or any of its Restricted Subsidiaries of Non-Recourse Purchase Money Indebtedness;

(5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the Net Cash Proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clause (2), (3), (4) or this clause (5) of this paragraph;

(6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(a)(i) if the Company is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations with respect to the notes, and (ii) if a Guarantor is the obligor of such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations of such Guarantor with respect to its Subsidiary Guarantee; and

(b)(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause;

(7) in-kind obligations relating to net oil and natural gas balancing positions arising in the ordinary course of business;

(8) the accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock, in the form of additional shares of the same class of Disqualified Stock;

(9) any obligations in respect of completion bonds, performance bonds, bid bonds, appeal bonds, surety bonds, bankers acceptances, letters of credit, insurance obligations or bonds and other similar bonds and obligations incurred by the Company or any Restricted Subsidiary in the ordinary course of business and any guaranties or letters of credit functioning as or supporting any of the foregoing bonds or obligations;

(10) any obligation (including deferred premiums) under Interest Rate Agreements, Currency Agreements and Commodity Agreements; provided, that such Interest Rate Agreements, Currency Agreements and Commodity Agreements are related to business transactions of the Company or its Restricted Subsidiaries and are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company);

(11) any obligation arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, guarantee, adjustment of purchase price, holdback, contingency payment obligation based on the performance of the acquired or disposed asset or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, asset or Capital Stock of a Restricted Subsidiary;

(12) any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of incurrence; and

(13) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in addition to Indebtedness permitted by clauses (1) through (12) above or the first paragraph above in an aggregate principal amount (or accrued value, as applicable) at any time outstanding not to exceed $45.0 million.

For purposes of determining compliance with this “Indebtedness” covenant:

(1) in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (13) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness (or any portion thereof) on the date of its incurrence in any manner that complies with this covenant, and only be required to include the amount and type of such Indebtedness in one of such clauses;

(2) all Indebtedness outstanding on the date of the Indenture under the Credit Facilities shall be deemed initially incurred on the Issue Date under clause (1) of the second paragraph of this covenant and not the first paragraph or clause (2) of the second paragraph of this covenant;

(3) Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(4) if obligations in respect of letters of credit are incurred pursuant to the Credit Facility and are being treated as incurred pursuant to clause (1) of the second paragraph above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

(5) Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness;

(6) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP; and

(7) Indebtedness of any Person existing at the time such Person becomes a Restricted Subsidiary shall be deemed to have been incurred by the Company and the Restricted Subsidiary at the time such Person becomes a Restricted Subsidiary.

For purposes of determining compliance with any United States dollar-denominated restriction on the incurrence of Indebtedness, the United States dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable United States dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such United States dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Permitted Refinancing Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Liens

The Company will not, and will not permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist any Lien on any property or asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, to secure (a) any Indebtedness of the Company unless prior to, or contemporaneously therewith, the notes are equally and ratably secured for so long as such other Indebtedness is so secured, or (b) any Indebtedness of any Guarantor, unless prior to, or contemporaneously therewith, the Subsidiary Guarantee of such Guarantor is equally and ratably secured for so long as such other Indebtedness is so secured; provided, however, that if such Indebtedness is expressly subordinated to the notes or a Subsidiary Guarantee, the Lien securing such Indebtedness will be subordinated and junior to the Lien securing the notes or such Subsidiary Guarantee, as the case may be, with the same relative priority as such Indebtedness has with respect to the notes or such Subsidiary Guarantee.

Dividend and Other Payment Restrictions Affecting Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(a) pay dividends or make any other distributions on its Capital Stock to the Company or any of the Company’s Restricted Subsidiaries, or pay any Indebtedness owed to the Company or any of the Company’s Restricted Subsidiaries;

(b) make loans or advances to the Company or any of the Company’s Restricted Subsidiaries; or

(c) transfer any of its properties or assets to the Company or any of the Company’s Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements existing on the Issue Date, including the Existing Credit Facility as in effect on the Issue Date;

(2) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

(3) any agreement for the sale or other disposition of Capital Stock or assets of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending such sale or other disposition;

(4) any amendment, restatement, modification, supplement, extension, renewal, refunding, replacement or refinancing of Indebtedness referred to in clauses (1) or (2), provided that the encumbrances or restrictions contained in the agreements governing the foregoing are not materially more restrictive, taken as a whole, than those contained in the agreements governing such Indebtedness;

(5) restrictions on cash or other deposits by parties under agreements entered into in the ordinary course of the Oil and Gas Business of the types described in the definition of Permitted Business Investments; and

(6) with respect to clause (c) of the preceding paragraph only, any of the following encumbrances or restrictions:

(a) customary non-assignment or consent provisions in leases entered into in the ordinary course of business;

(b) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired;

(c) Permitted Liens or Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption “—Liens” that limit the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

(d) customary restrictions contained in asset sale agreements limiting the transfer of such assets pending the closing of such sale;

(e) customary restrictions on the subletting, assignment or transfer of any property or asset that is subject to a lease, license, sub-license or similar contract, or the assignment or transfer of any such lease, license, sub-license or other contract; and

(f) customary restrictions on the disposition or distribution of assets or property in agreements entered into in the ordinary course of the Oil and Gas Business of the types described in the definition of Permitted Business Investments.

Merger, Consolidation or Sale of Assets

The Company may not: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as whole, in one or more related transactions, to another Person, unless:

(1) either:

(a) the Company is the surviving corporation; or

(b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a Person existing under the laws of the United States, any state thereof or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the notes, the Indenture and the Registration Rights Agreement pursuant to a supplemental indenture reasonably satisfactory to the Trustee;

(3) immediately after such transaction no Default or Event of Default exists; and

(4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Certain covenants— Incurrence of Indebtedness.”

For purposes of this covenant, the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, which properties or assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties or assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties or assets of the Company.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a Person.

Clause (4) of this “Merger, consolidation, or sale of assets” covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Restricted Subsidiaries that are Guarantors.

Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained at the time of such transaction in arm’s-length dealings by the Company or such Restricted Subsidiary with a Person who is not an Affiliate; and

(2)    (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a majority of the disinterested members of the Board of Directors have determined that the criteria set forth in clause (1) are satisfied with respect to such Affiliate Transaction(s) and have approved such Affiliate Transaction(s), as evidenced by a resolution delivered to the Trustee and certified by an officers’ certificate as having been adopted by the Board of Directors; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, the Company delivers to the Trustee a written opinion that such Affiliate Transaction(s) is fair, from a financial point of view, to the Company and its Restricted Subsidiaries, taken as a whole, or that such Affiliate Transaction(s) is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person who is not an Affiliate, in either such case issued by an accounting, appraisal or investment banking firm of national standing that is not an Affiliate of the Company.

The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any employment agreement or other employee compensation plan or arrangement existing on the Issue Date or thereafter entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

(2) transactions between or among the Company and/or its Restricted Subsidiaries;

(3) Restricted Payments that, in each case, are permitted by the provisions of the Indenture described above under the caption “—Restricted Payments;”

(4) loans or advances to employees, officers or directors in the ordinary course of business of the Company or any of its Restricted Subsidiaries, in each case only as permitted by Section 402 of the Sarbanes-Oxley Act of 2002, but in any event not to exceed $1.0 million in the aggregate outstanding at any one time;

(5) indemnities of officers, directors and employees of the Company or any Restricted Subsidiary consistent with applicable charter, bylaw or statutory provisions; and

(6) the payment of reasonable and customary fees to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any Subsidiary.

Additional Subsidiary Guarantees

If the Company or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary (other than Foreign Subsidiaries) after the Issue Date, then that newly acquired or created Restricted Subsidiary must become a Guarantor by executing a supplemental indenture satisfactory to the Trustee and deliver an Opinion of Counsel to the Trustee as provided in the Indenture.

Business Activities

The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Oil and Gas Business, except to such extent as would not be material in the opinion of the Board of Directors (which opinion shall be reasonable and made in good faith) to the Company and its Restricted Subsidiaries taken as a whole.

Reports

Whether or not required by the SEC, so long as any notes are outstanding, the Company will furnish to the Holders of notes, within the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a section on “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent public accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

In addition, whether or not required by the SEC, the Company will file a copy of all of the information and reports referred to in clause (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing).

In addition, the Company will agree that, for so long as any notes remain outstanding, if at any time it is not required to file with the SEC the reports required by the preceding paragraphs, it will furnish to holders of notes and to prospective investors, upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

Each of the following is an Event of Default:

(1) default for 30 days in the payment when due of interest on the notes;

(2) default in payment when due of the principal of or premium, if any, on the notes;

(3) failure by the Company to comply with the provisions described under the caption “—Certain covenants—Merger, consolidation or sale of assets;”

(4) failure by the Company or any of its Restricted Subsidiaries to comply for 30 days after receipt of written notice from the Trustee or the Holders of 25% in principal amount of the notes with the provisions described under the captions “—Repurchase at the option of the Holders—Change of Control” and “—Asset Sales” and “—Certain Covenants—Restricted Payments,” “—Incurrence of Indebtedness ,” “—Liens,” “—Dividend and other payment restrictions affecting Subsidiaries,” “—Transactions with Affiliates,” “—Additional Subsidiary Guarantees,” “—Business activities” and “—Reports;”

(5) failure by the Company for 60 days after receipt of written notice from the Trustee or the Holders of 25% in principal amount of the notes to comply with any of its other agreements in the Indenture;

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, if that default:

(a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its Stated Maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more (the “cross-acceleration provision”); provided, however, that if any such Payment Default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of thirty (30) days from the continuation of such Payment Default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequential acceleration of the notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

(7) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million (net of any amounts covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days (the “judgment provisions”);

(8) any Subsidiary Guarantee of a Guarantor shall be held in any judicial proceeding to be unenforceable or invalid or, except as permitted by the Indenture, shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee (the “guarantee default provision”), in each case with respect to any Guarantor that is also a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary; and

(9) certain events of bankruptcy or insolvency with respect to the Company or any Restricted Subsidiary that is also a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary (the “bankruptcy provision”).

In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately. Under certain circumstances, the Holders of a majority in principal amount of the then outstanding notes may rescind an acceleration with respect to the notes and its consequences.

Holders of the notes may not enforce the Indenture or the notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium or interest) if it determines that withholding notice is in their interest.

The Holders of a majority in aggregate principal amount of the notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, the notes or a

Default or Event of Default in respect of a provision that under “—Amendment, supplement and waiver” below cannot be amended without the consent of each Holder affected.

The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

No personal liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, member, partner or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the notes, the Indenture, the Subsidiary

Guarantees, the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver and release may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and the Indenture and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees (“Legal Defeasance”) except for:

(1) the rights of Holders of outstanding notes to receive payments in respect of the principal of, premium, if any, and interest on such notes when such payments are due from the trust referred to below;

(2) the Company’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to terminate its obligations under “—Repurchase at the option of Holders—Change of Control” and “—Asset Sales” and under the covenants described under “—Certain covenants” (other than the covenant described under “—Merger, consolidation or sale of assets”), the operation of the cross-acceleration provision, the judgment provision, the guarantee default provision and (with respect only to Significant Subsidiaries) the bankruptcy provisions described under “—Events of Default and remedies” above and the limitations contained in clause (4) of the first paragraph under “—Certain covenants—Merger, consolidation or sale of assets” above (“Covenant Defeasance”) and certain other covenants or obligations of the Company set forth in the Indenture, and thereafter any omission to comply with such obligations or provisions will not constitute a Default or Event of Default.

The Company may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option. If the Company exercises its Legal Defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its Covenant Defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clauses (4), (5), (6), (7) (8) or (with respect only to Significant Subsidiaries) (9) under “—Events of Default and remedies” above or because of the failure of the Company to comply with clause (4) of the first paragraph under “—Certain covenants—Merger, consolidation or sale of assets” above. If the Company exercises its Legal Defeasance or Covenant Defeasance option, each Guarantor will be released from its obligations with respect to its Subsidiary Guarantee.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the notes, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the notes are being defeased to Stated Maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(6) the Company must have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(7) the Company must deliver to the Trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(8) the Company must deliver to the Trustee an officers’ certificate and an Opinion of Counsel, stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

The Company may discharge its obligations under the Indenture while notes remain outstanding if (a) all outstanding notes have been delivered for cancellation, (b) all outstanding notes have become due and payable at their scheduled maturity or (c) all outstanding notes are scheduled for redemption, and the Company has deposited with the Trustee an amount sufficient to pay and discharge all outstanding notes, not previously delivered for cancellation, on the date of their scheduled maturity or the scheduled date of redemption.

Amendment, Supplement and Waiver

Except as provided below, the Indenture, the notes and Subsidiary Guarantees may be amended with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the Indenture, the notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including consents obtained in connection with a tender offer or exchange offer for notes).

Without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting Holder):

(1) reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption “—Repurchase at the option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any note;

(4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the notes or a Default or Event of Default in respect of a provision that cannot be amended without the consent of each Holder affected;

(5) make any note payable in a currency other than that stated in the notes;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of or premium, if any, or interest on the notes (except as permitted by clause (7) below);

(7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the option of Holders”);

(8) modify any Subsidiary Guarantee in any manner adverse to Holders of the notes or release any Guarantor from its obligations under its Subsidiary Guarantee except in accordance with the terms of the Indenture;

(9) make any change in the ranking of the notes or the Subsidiary Guarantees in a manner adverse to the Holders of the notes or the Subsidiary Guarantees; or

(10) make any change in the preceding amendment, supplement and waiver provisions.

Notwithstanding the preceding, without the consent of any Holder of notes, the Company, the Guarantors and the Trustee may amend or supplement the Indenture, the notes or the Subsidiary Guarantees:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s or a Guarantor’s properties or assets in compliance with the Indenture;

(4) to add or release Guarantors in compliance with the Indenture;

(5) to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the Indenture of any such Holder; provided, however, that any change to the Indenture to conform it to this “Description of the notes” shall not be deemed to adversely affect such legal rights;

(6) to secure the notes, including pursuant to the requirements of the covenant described above under the caption “—Certain covenants—Liens;”

(7) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; or

(8) to provide for the issuance of Exchange Notes or Additional Notes.

Concerning the Trustee

The Trustee, U.S. Bank Trust National Association, also acts as trustee under the Indentures for the Company’s 9.125% Senior Notes due 2013 and its 7.875% Senior Notes due 2015.

If the Trustee becomes a creditor of the Company or any Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest after a Default has occurred and is continuing it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense as provided in the Indenture.

Governing Law

The Indenture, the notes and the Subsidiary Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Additional Information

Anyone who receives this offering memorandum may obtain a copy of the proposed forms of Indenture and Registration Rights Agreement without charge by writing to Petrohawk Energy Corporation, 1000 Louisiana, Suite 5600, Houston, Texas 77002, Attention: Corporate Secretary.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“ACNTA” means (without duplication), as of the date of determination:

(a) the sum of:

(i) discounted future net revenue from proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated in a reserve report prepared as of the end of the Company’s most recently completed fiscal year, which reserve report is prepared or reviewed by independent petroleum engineers, as increased by, as of the date of determination, the discounted future net revenue of:

(A) estimated proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries attributable to acquisitions consummated since the date of such year-end reserve report, and

(B) estimated crude oil and natural gas reserves of the Company and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward determinations of estimates of proved crude oil and natural gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior year end) due to exploration, development or exploitation, production or other activities which reserves were not reflected in such yearend reserve report, in the case of the determination made under each of clauses (A) and (B) above, calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the discounted future net revenue attributable to

(C) estimated proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries reflected in such year-end reserve report produced or disposed of since the date of such year-end reserve report, and

(D) reductions in the estimated crude oil and natural gas reserves of the Company and its Restricted Subsidiaries reflected in such year-end reserve report since the date of such year-end reserve report attributable to downward determinations of estimates of proved crude oil and natural gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such year-end reserve report, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report);

provided, however, that, in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be as estimated by the Company’s engineers, except that if as a result of such acquisitions, dispositions, discoveries, extensions or revisions, there is a Material Change, then such increases and decreases in the discounted future net revenue shall be confirmed in writing by an independent petroleum engineer;

(ii) the capitalized costs that are attributable to crude oil and natural gas properties of the Company and its Restricted Subsidiaries to which no proved crude oil and natural gas reserves are attributed, based on the Company’s books and records as of a date no earlier than the date of the Company’s latest annual or quarterly financial statements;

(iii) the Net Working Capital on a date no earlier than the date of the Company’s latest annual or quarterly financial statements; and

(iv) the greater of (I) the net book value on a date no earlier than the date of the Company’s latest annual or quarterly financial statements and (II) the appraised value, as estimated by independent appraisers within the immediately preceding 12 months, of other tangible assets of the Company and its Restricted Subsidiaries (provided that the Company shall not be required to obtain such an appraisal of such assets if no such appraisal has been performed);

minus

(b) to the extent not otherwise taken into account in the immediately preceding clause (a), the sum of:

(i) minority interests;

(ii) any net gas or other balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company’s latest audited financial statements;

(iii) the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company’s year-end reserve report), attributable to reserves subject to participation interests, royalty interests, overriding royalty interests, net profits interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties;

(iv) the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company’s year-end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto; and

(v) the discounted future net revenue, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production included in determining the discounted future net revenue specified in the immediately preceding clause (a)(i) (utilizing the same prices utilized in the Company’s year-end reserve report), would be necessary to satisfy fully the obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

If the Company changes its method of accounting from the full cost method to the successful efforts method or a similar method of accounting, ACNTA will continue to be calculated as if the Company were still using the full cost method of accounting.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person. “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition (including, without limitation, by means of a sale and leaseback transaction) of any assets, including, without limitation, any sale of hydrocarbons or other mineral products as a result of the creation of Production Payments and Reserve Sales (other than Production Payments and Reserve Sales created or sold in connection with the financing of, and within 90 days after, the acquisition of the properties subject thereto); provided that the sale, lease conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption “— Repurchase at the option of Holders— Change of Control,” and/or the provisions described above under the caption “— Certain covenants— Merger, consolidation or sale of Assets” and not by the provisions described above under the caption “— Certain covenants— Asset Sales;” and

(2) the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary).

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(1) any single transaction or series of related transactions that: (a) involves assets having a Fair Market Value of less than $2.0 million; or (b) results in Net Proceeds to the Company and its Restricted Subsidiaries of less than $2.0 million;

(2) a transfer of assets between or among the Company and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(4) a disposition of cash or Cash Equivalents;

(5) a Permitted Investment or a Restricted Payment that is permitted by the covenant described above under the caption “— Certain covenants —Restricted Payments;”

(6) a disposition of oil, natural gas or other hydrocarbons or other mineral products in the ordinary course of business of the oil and gas production operations of the Company and its Subsidiaries;

(7) any abandonment, relinquishment, farm-in, farm-out, lease and sub-lease of developed and/or undeveloped properties made or entered into in the ordinary course of business, but excluding any disposition as a result of the creation of a Production Payment and Reserve Sale;

(8) the provision of services, equipment and other assets for the operation and development of the Company’s and its Restricted Subsidiaries’ oil and natural gas wells, in the ordinary course of the Company’s and its Restricted Subsidiaries’ Oil and Gas Business, notwithstanding that such transactions may be recorded as asset sales in accordance with full cost accounting guidelines;

(9) the creation or perfection of a Lien (but not the sale or other disposition of any asset subject to such Lien);

(10) the trade or exchange (“Permitted Asset Exchange”) by the Company or any Restricted Subsidiary of any crude oil or natural gas property or interest therein owned or held by the Company or such Restricted Subsidiary for (a) any crude oil or natural gas property or interest therein owned or held by another Person or (b) the Capital Stock of another Person that becomes a Restricted Subsidiary as a result of such trade or exchange or the Capital Stock of another Person that is a joint venture, partnership or other similar entity, in each case all or substantially all of whose assets consist of crude oil or natural gas properties, including in the case of either of clauses (a) or (b), any cash or cash equivalents necessary in order to achieve an exchange of equivalent value; provided, however, that the value of the property or Capital Stock received by the Company or any Restricted Subsidiary in such trade or exchange (including any cash or cash equivalents) is at least equal to the Fair Market Value of the property (including any cash or cash equivalents) so traded or exchanged;

(11) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(12) any assignment of an overriding royalty or net profits interest to an employee or consultant of the Company or any of its Restricted Subsidiaries in the ordinary course of business in connection with the generation of prospects or the development of oil and natural gas projects; and

(13) the sale or other disposition (whether or not in the ordinary course of business) of oil and gas properties, provided at the time of such sale or other disposition such properties do not have associated with them any proved reserves.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP. As used in the preceding sentence, the “net rental payments” under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability of a Person in respect of a capital lease that would at that time be required to be capitalized on a balance sheet of such Person in accordance with GAAP.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation (other than any debt security convertible into an equity interest) that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

(3) demand accounts, time deposit accounts, certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $250.0 million and a Thomson BankWatch Rating of “B” or better;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having the highest rating obtainable from Moody’s Investors Service, Inc. (or its successor) or Standard & Poor’s Ratings Services (or its successor) and in each case maturing within 270 days after the date of acquisition;

(6) deposits and certificates of deposit with any commercial bank not meeting the qualifications specified in clause (3) above, provided all such deposits do not exceed $1.0 million in the aggregate at any one time; and

(7) money market or other mutual funds substantially all of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition. “Change of Control” means the occurrence of any of the following:

(1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole;

(2) the adoption by the Board of Directors of a plan of liquidation or dissolution of the Company;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as such term is used in Section 13(d)(3) of the Exchange Act), becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares;

(4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(5) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person immediately after giving effect to such issuance.

“Commodity Agreement” means any oil or natural gas hedging agreement and other agreement or arrangement entered into in the ordinary course of business and designed to protect the Company or any Restricted Subsidiary against fluctuations in oil or natural gas prices.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

(1) the net income (or loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting, except to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

(2) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3) the cumulative effect of a change in accounting principles;

(4) any write-downs of non-current assets; provided, however, that any “ceiling limitation” write-downs under SEC guidelines shall be treated as capitalized costs, as if such writedowns had not occurred;

(5) any unrealized non-cash gains or losses or charges in respect of hedge or non-hedge derivatives (including those resulting from the application of FAS 133);

(6) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any Asset Sale or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries;

(7) any extraordinary or non-recurring gain (or loss), together with any related provision for taxes on such extraordinary or non-recurring gain (or loss); and

(8) any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1) was a member of such Board of Directors on the Issue Date; or

(2) was nominated for election, appointed or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination, appointment or election.

“Credit Facilities” means, with respect to the Company or any Guarantor, one or more debt facilities or commercial paper facilities (including, without limitation, the Existing Credit Facility), in each case with banks or other lenders in the business of providing loans of the types described hereinafter, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or letter of credit guarantees, in each case, as amended, restated, modified, supplemented, extended, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Currency Agreements” means, at any time as to the Company and its Restricted Subsidiaries, any foreign currency exchange agreement, option or future contract or other similar agreement or arrangement entered into in the ordinary course of business and designed to protect against or manage the Company or any of its Restricted Subsidiaries’ exposure to fluctuations in foreign currency exchange rates.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, for any consideration other than Capital Stock pursuant to a sinking fund obligation or otherwise, or is redeemable for any consideration other than Capital Stock at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “— Certain covenants —Restricted Payments.”

“Dollar-Denominated Production Payments” mean production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“EBITDA” means, with respect to any Person for any period, without duplication, the Consolidated Net Income of such Person for such period plus:

(1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with aspect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments, if any, pursuant to Interest Rate Agreements), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(3) depreciation, depletion, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period other than non-cash charges resulting from the application of FAS 143) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(4) non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP; minus

(5) (to the extent included in determining Consolidated Net Income) the sum of:

(a) the amount of deferred revenues that are amortized during the period and are attributable to reserves that are subject to Volumetric Production Payments; and

(b) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation, depletion and amortization and other non-cash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

“Equity Interests” mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means:

(1) any underwritten public offering of common stock of the Company registered under the Securities Act (other than on Form S-8 or any successor thereto) and other than any issuance of securities under any benefit plan of the Company; and

(2) any unregistered offering of common stock of the Company, so long as, at the time of the consummation thereof, the Company has a class of common equity securities registered pursuant to Section 12(b) or 12(g) under the Exchange Act.

“Existing Credit Facility” means the senior secured revolving credit facility of the Company under the Third Amended and Restated Senior Revolving Credit Agreement, dated as of September 10, 2008 by and among the Company and the commercial lending institutions that are agents and lenders thereunder as amended through the Issue Date.

“Existing Indebtedness” means Indebtedness outstanding on the Issue Date.

“Fair Market Value” means, with respect to any Asset Sale (or Permitted Asset Exchange) or Restricted Payment (or Investment or Permitted Investment), the price that would be negotiated in an arm’s-length transaction between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by:

(1) if the value of such Asset Sale (or Permitted Asset Exchange having a value of more than $2.0 million) or Restricted Payment (or Investment or Permitted Investment) is less than $10.0 million, an officer of the Company, as evidenced by an officers’ certificate delivered to the Trustee; and

(2) if the value of such Asset Sale (or Permitted Asset Exchange) or Restricted Payment (or Investment or Permitted Investment) is $10.0 million or greater, the Board of Directors of the Company, as evidenced by a board resolution delivered to the Trustee in the form of an officers’ certificate.

“Fixed Charge Coverage Ratio” means, with respect to any specified Person for any period, the ratio of the EBITDA of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, redeems or repays any Indebtedness (other than revolving credit borrowings unless the commitments to lend associated with such revolving credit borrowings are permanently reduced or canceled) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, redemption or repayment of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period;

(2) the EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized, including, without limitation, original issue discount, non-cash interest payments (other than amortization of debt issuance costs), the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts, and other fees and charges incurred in respect of letters of credit or bankers’ acceptance financings, and net payments, if any, pursuant to Interest Rate Agreements; plus

(2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company.

“Foreign Subsidiary” means any Restricted Subsidiary incorporated or organized under the laws of a foreign jurisdiction and having substantially all its operations outside the United States of America.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements, and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Guarantee” means, without duplication, any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any other obligation, direct or indirect, contingent or otherwise, of such Person:

(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-orpay or to maintain financial statement conditions or otherwise), or

(b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment therefor to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantors” means each Subsidiary that executes the Indenture as an initial Subsidiary Guarantor, any Restricted Subsidiary of the Company that becomes a Subsidiary Guarantor in accordance with the provisions of the Indenture, and their respective successors and assigns.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under Currency Agreements, Interest Rate Agreements and Commodity Agreements.

“Holder” means a person in whose name a note is registered on the Registrar’s books.

“Indebtedness” means, with respect to any specified Person, without duplication,

(a) all obligations of such Person, whether or not contingent, in respect of:

(i) the principal of and premium, if any, in respect of outstanding (A) Indebtedness of such Person for money borrowed and (B) Indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of sale and leaseback transactions entered into by such Person;

(iii) the deferred purchase price of property, which purchase price is due more than six months after the date of taking delivery of title to such property, including all obligations of such Person for the deferred purchase price of property under any title retention agreement, but excluding accrued expenses and trade accounts payable arising in the ordinary course of business; and

(iv) the reimbursement obligation of any obligor for the principal amount of any letter of credit, banker’s acceptance or similar transaction (excluding obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(b) all net obligations in respect of Currency Agreements, Interest Rate Agreements and Commodity Agreements, except to the extent such net obligations are otherwise included in this definition;

(c) all liabilities of others of the kind described in the preceding clause (a) or (b) that such Person has Guaranteed or that are otherwise its legal liability;

(d) with respect to any Production Payment and Reserve Sale, any warranties or guaranties of production or payment by such Person with respect to such Production Payment and Reserve Sale but excluding other contractual obligations of such Person with respect to such Production Payment and Reserve Sale;

(e) Indebtedness (as otherwise defined in this definition) of another Person secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, the amount of such obligations being deemed to be the lesser of:

(i) the full amount of such obligations so secured and

(ii) the fair market value of such asset as determined in good faith by such specified Person;

(f) Disqualified Stock of such Person or a Restricted Subsidiary in an amount equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(g) the aggregate preference in respect of amounts payable on the issued and outstanding shares of preferred stock of any of the Company’s Restricted Subsidiaries in the event of any voluntary or involuntary liquidation, dissolution or winding up (excluding any such preference attributable to such shares of preferred stock that are owned by such Person or any of its Restricted Subsidiaries; provided, that if such Person is the Company, such exclusion shall be for such preference attributable to such shares of preferred stock that are owned by the Company or any of its Restricted Subsidiaries); and

(h) any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c), (d), (e), (f), (g) or this clause (h), whether or not between or among the same parties.

Subject to clause (d) of the preceding sentence, Production Payments and Reserve Sales shall not be deemed to be Indebtedness.

“Interest Rate Agreements” means, with respect to the Company and its Restricted Subsidiaries, interest rate agreements, interest rate cap agreements and interest rate collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in interest rates, with respect to any Indebtedness that is permitted to be incurred under the Indenture.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the third to last paragraph of the covenant described above under the caption “— Certain covenants— Restricted Payments.”

“Issue Date” means the first date on which the notes are issued, authenticated and delivered under the Indenture.

“KCS Merger Agreement” means that certain Amended and Restated Agreement and Plan of Merger dated as of May 16, 2006, and effective as of April 20, 2006, among KCS Energy, Inc., the Company and Hawk Nest Corporation, as amended or supplemented from time to time.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any assets and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Make Whole Premium” means, with respect to a note at any time, the excess, if any, of (a) the present value at such time of (i) the redemption price of such note at February 1, 2012 plus (ii) any required interest payments due on such note through February 1, 2012 (except for currently accrued and unpaid interest), computed using a discount rate equal to the Treasury Rate plus 50 basis points, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), over (b) the principal amount of such note.

“Material Change” means an increase or decrease (excluding changes that result solely from changes in prices and changes resulting from the incurrence of previously estimated future development costs) of more than 25% during a fiscal quarter in the discounted future net revenues from proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries, calculated in accordance with clause (a)(i) of the definition of ACNTA; provided, however, that the following will be excluded from the calculation of Material Change:

(1) any acquisitions during the fiscal quarter of oil and natural gas reserves that have been estimated by independent petroleum engineers and with respect to which a report or reports of such engineers exist; and

(2) any disposition of properties existing at the beginning of such fiscal quarter that have been disposed of in compliance with the covenant described under “— Repurchase at the option of Holders—Assets Sales.”

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock or the sale or incurrence of any Indebtedness, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of, without duplication:

(1) the direct costs relating to such Asset Sale, including, without limitation, legal, title, engineering, environmental, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof;

(2) taxes paid or payable as a result thereof;

(3) amounts required to be applied to the repayment of Indebtedness (other than under the Credit Facilities) secured by a Lien on the asset or assets that were the subject of such Asset Sale;

(4) any reserve established in accordance with GAAP against liabilities associated with such Asset Sale or any amount placed in escrow for adjustment in respect of the purchase price of such Asset Sale, until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall be increased by the amount of the reserve so reversed or the amount returned to the Company or its Restricted Subsidiaries from such escrow arrangement, as the case may be; and

(5) any distributions and other payments required to be made to minority interest holders in any Restricted Subsidiaries as a result of such Asset Sale.

“Net Working Capital” means:

(a) all current assets of the Company and its Restricted Subsidiaries, minus

(b) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness; in each case determined in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

“Non-Recourse Purchase Money Indebtedness” means Indebtedness (other than Capital Lease Obligations) of the Company or any Guarantor incurred in connection with the acquisition by the Company or such Guarantor of assets used in the Oil and Gas Business (including office buildings and other real property used by the Company or such Guarantor in conducting its operations) with respect to which:

(1) the holders of such Indebtedness agree that they will look solely to the assets so acquired that secure such Indebtedness, and neither the Company nor any Restricted Subsidiary (a) is directly or indirectly liable for such Indebtedness or (b) provides credit support, including any undertaking, Guarantee, agreement or instrument that would constitute Indebtedness (other than the grant of a Lien on such acquired assets); and

(2) no default or event of default with respect to such Indebtedness would cause, or permit (after notice or passage of time or otherwise), any holder of any other Indebtedness of the Company or a Guarantor to declare a default or event of default on such other Indebtedness or cause the payment, repurchase, redemption, defeasance or other acquisition or retirement for value thereof to be accelerated or payable prior to any scheduled principal payment, scheduled sinking fund payment or maturity.

“Oil and Gas Business” means

(1) the acquisition, exploration, exploitation, development, operation or disposition of interests in, or obtaining production from, oil, natural gas or other hydrocarbon properties;

(2) the gathering, marketing, treating, processing (but not refining), storage, selling or transporting of any production from such interests or properties; or

(3) any activity that is ancillary, necessary or appropriate to facilitate, or that is incidental to, the activities described in clauses (1) and (2) of this definition.

“Oil and Gas Liens” means:

(1) Liens on any specific property or any interest therein, construction thereon or improvement thereto to secure all or any part of the costs incurred for surveying, exploration, drilling, extraction, development, operation, production, construction, alteration, repair or improvement of, in, under or on such property and the plugging and abandonment of wells located thereon (it being understood that, in the case of oil and gas producing properties, or any interest therein, costs incurred for “development” will include costs incurred for all facilities relating to such properties or to projects, ventures or other arrangements of which such properties form a part or that relate to such properties or interests);

(2) Liens on an oil or gas producing property to secure obligations incurred or Guarantees of obligations incurred in connection with or necessarily incidental to commitments for the purchase or sale of, or the transportation or distribution of, the products derived from such property;

(3) Liens arising under partnership agreements, oil and gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, incentive compensation programs on terms that are reasonably customary, in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of oil, gas or other hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements that are customary in the Oil and Gas Business; provided, however, that in all instances such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract;

(4) Liens securing Production Payments and Reserve Sales; provided that such Liens are limited to the property that is subject to such Production Payments and Reserve Sales, and such Production Payments and Reserve Sales either:

(a) were in existence on the Issue Date,

(b) were created in connection with the acquisition of property after the date of the Indenture and such Lien was incurred in connection with the financing of, and within 90 days after the acquisition of the property subject thereto, or

(c) constitute Asset Sales made in compliance with the covenant entitled “— Certain covenants— Repurchase at the option of Holders— Asset Sales;” and

(5) Liens on pipelines or pipeline facilities that arise by operation of law.

“Permitted Business Investments” means Investments made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business, including through agreements, transactions, interests or arrangements that permit one to share risk or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including without limitation:

(1) ownership of oil, natural gas, other related hydrocarbon and mineral properties or any interest therein or gathering, transportation, processing, storage or related systems; and

(2) the entry into operating agreements, joint ventures, processing agreements, working interests, royalty interests, mineral leases, farm-in agreements, farm-out agreements, development agreements, production sharing agreements, area of mutual interest agreements, contracts for the sale, transportation or exchange of oil and natural gas and related hydrocarbons and minerals, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, partnership agreements (whether general or limited), or other similar or customary agreements (including for limited liability companies), transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the Oil and Gas Business, excluding, however, Investments in corporations.

“Permitted Investments” means:

(1) any Investment in the Company or in a Restricted Subsidiary of the Company;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the Company; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “— Repurchase at the option of Holders— Asset Sales;”

(5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(7) payroll, travel, relocation and similar advances to officers, directors and employees to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(8) loans or advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary made for bona fide business purposes;

(9) Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor or received in connection with a work-out or recapitalization of the issuer or as a result of a foreclosure or other transfer of title or perfection or enforcement of any lien with respect to any secured Investment in default;

(10) Hedging Obligations, which transactions or obligations are incurred in compliance with “— Certain covenants —Incurrence of Indebtedness;”

(11) Permitted Business Investments; and

(12) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12) since the Issue Date, not to exceed $20.0 million.

“Permitted Liens” means:

(1) Liens on any property or assets of the Company and any Guarantor securing Indebtedness and other obligations under Credit Facilities that were permitted by the terms of the Indenture to be incurred;

(2) Liens in favor of the Company or the Guarantors;

(3) Liens on any property or assets of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any property or assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(4) Liens on any property or assets existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were not incurred in connection with the contemplation of such acquisition;

(5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6) Liens existing on the Issue Date;

(7) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(8) Liens securing Permitted Refinancing Indebtedness incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

(9) Liens securing Hedging Obligations of the Company or any of its Restricted Subsidiaries;

(10) Liens securing Non-Recourse Purchase Money Indebtedness granted in connection with the acquisition by the Company or any Restricted Subsidiary of assets used in the Oil and Gas Business (including the office buildings and other real property used by the Company or such Restricted Subsidiary in conducting its operations); provided that (i) such Liens attach only to the assets acquired with the proceeds of such Non-Recourse Purchase Money Indebtedness; and (ii) such Non-Recourse Purchase Money Indebtedness is not in excess of the purchase price of such fixed assets;

(11) any Lien incurred in the ordinary course of business incidental to the conduct of the business of the Company or the Restricted Subsidiaries or the ownership of their property (including (a) easements, rights of way and similar encumbrances, (b) rights or title of lessors under leases (other than Capital Lease Obligations), (c) rights of collecting banks having rights of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or the Restricted Subsidiaries on deposit with or in the possession of such banks, (d) Liens imposed by law, including Liens under workers’ compensation or similar legislation and mechanics’, carriers’, warehousemen’s, materialmen’s, suppliers’ and vendors’ Liens, (e) Liens incurred to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and incurred in a manner consistent with industry practice and (f) Oil and Gas Liens, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property (other than trade accounts payable arising in the ordinary course of business)); and

(12) Liens for taxes, assessments and governmental charges not yet due or the validity of which are being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, and for which adequate reserves have been established to the extent required by GAAP as in effect at such time.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the Net Cash Proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus premium, if any, and accrued and unpaid interest on the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

(2)    (a) if the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, deferred or refunded is earlier than the final maturity date of the notes, the Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, deferred or refunded; or

(b) if the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, deferred or refunded is later than the final maturity date of the notes, the Permitted Refinancing Indebtedness has a final maturity date at least 91 days later than the final maturity date of the notes;

(3) the Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Permitted Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, deferred or refunded;

(4) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes or a Subsidiary Guarantee, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes or such Subsidiary Guarantee on terms at least as favorable, taken as a whole, to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(5) such Indebtedness is not incurred by a Restricted Subsidiary if the Company is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided, however, that a Restricted Subsidiary that is also a Guarantor may Guarantee Permitted Refinancing Indebtedness incurred by the Company, whether or not such Restricted Subsidiary was an obligor or guarantor of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided further, however, that if such Permitted Refinancing Indebtedness is subordinated to the notes, such Guarantee shall be subordinated to such Restricted Subsidiary’s Subsidiary Guarantee to at least the same extent; and

(6) if the Indebtedness being extended, refinanced, renewed, replaced, defeased, or refunded is Non-Recourse Purchase Money Indebtedness, such Permitted Refinancing Indebtedness satisfies clauses (1) and (2) of the definition of “Non-Recourse Purchase Money Indebtedness.”

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Production Payments” means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

“Production Payments and Reserve Sales” means the grant or transfer by the Company or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest or Production Payment in oil and natural gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where, in the case of each of the foregoing, the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the foregoing interests.

“Restricted Subsidiary” of a Person means any Subsidiary of the referenced Person that is not an Unrestricted Subsidiary.

“Senior Debt” means:

(1) all Indebtedness of the Company or any Guarantor outstanding under Credit Facilities and all Hedging Obligations with respect thereto; and

(2) any other Indebtedness of the Company or any Guarantor permitted to be incurred by it under the terms of the Indenture, unless such Indebtedness is Subordinated Indebtedness.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means Indebtedness of the Company (or a Guarantor) that is expressly subordinated or junior in right of payment to the notes (or a Subsidiary Guarantee, as appropriate) pursuant to a written agreement to that effect.

“Subsidiary” means any subsidiary of the Company. A “subsidiary” of any Person means:

(1) a corporation a majority of whose Voting Stock is at the time, directly or indirectly owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person; or

(2) a partnership, joint venture, limited liability company or similar entity, in which such Person or a subsidiary of such Person is, at the date of determination, in the case of a partnership, a general or limited partner of such partnership, and, in the case of each of the foregoing entities, is entitled to receive more than 50 percent of the assets of such entity upon its dissolution.

“Subsidiary Guarantee” means a Guarantee by a Subsidiary Guarantor of the Company’s obligations with respect to the notes.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to February 1, 2012; provided, however, that if such period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Company shall obtain the Treasury Rate by linear interpolation (calculated to the nearest one twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to February 1, 2012 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Company will (a) calculate the Treasury Rate on the second Business Day preceding the applicable redemption date and (b) prior to such redemption date file with the Trustee an officers’ certificate setting forth the Make Whole Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary or the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation is in compliance with the next succeeding sentence and would not otherwise cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated, shall be valued at their Fair Market Value at the time of such designation for purposes of determining compliance with the covenant described above under the caption “—Certain covenants—Restricted Payments;” provided, however, that such covenant need not be complied with if the Subsidiary to be so designated has total assets of $1,000 or less. That designation will only be permitted if such Restricted Payment would be so permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a copy of the Board Resolution giving effect to such designation certified in an officers’ certificate that also certifies that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Certain covenants—Restricted Payments” in which case such designation shall be effective as of the date specified in such resolution. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Certain covenants—Incurrence of Indebtedness,” the Company shall be in default of such covenant.

The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Certain covenants—Incurrence of Indebtedness,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

“Volumetric Production Payments” mean production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled (without reference to the occurrence of any contingency) to vote in the election of the directors, managers or trustees of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

Registration Rights

We entered into a registration rights agreement with the initial purchasers for each offering of the old notes. Under each registration rights agreement, we agreed for the benefit of the holders of the old notes, that we would, at our cost and subject to certain exceptions, consummate the exchange offer described in this prospectus. For details regarding the exchange offer, please read “The Exchange Offer.”

Pursuant to the registration rights agreement, we agreed to:

(1) file a registration statement (the “Exchange Offer Registration Statement”) with the SEC on or before April 27, 2009 with respect to a registered offer (the “Registered Exchange Offer”) to exchange each note for a new note (the “Exchange Notes”) having terms substantially identical in all material respects to such note (except that the Exchange Note will not contain terms with respect to transfer restrictions);

(2) use reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act on or before October 24, 2009;

(3) promptly following the effectiveness of the Exchange Offer Registration Statement (the “Effectiveness Date”), offer the Exchange Notes in exchange for surrender of the notes; and

(4) keep the Registered Exchange Offer open for not less than 20 business days (or longer if required by applicable law) after the date notice of the Registered Exchange Offer is mailed to the holders of the notes.

For each note tendered to us pursuant to the Registered Exchange Offer, we will issue to the Holder of such note an Exchange Note having a principal amount equal to that of the surrendered note. Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on the note surrendered in exchange thereof or, if no interest has been paid on such note, from the Issue Date.

Under existing SEC interpretations, the Exchange Notes will be freely transferable by Holders other than our affiliates after the Registered Exchange Offer without further registration under the Securities Act if the Holder of the Exchange Notes represents that it is acquiring the Exchange Notes in the ordinary course of its business, that it has no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes and that it is not an affiliate of the Company, as such terms are interpreted by the SEC; provided, however, that broker-dealers (“Participating Broker-Dealers”) receiving Exchange Notes in the Registered Exchange Offer will have a prospectus delivery requirement with respect to resales of such Exchange Notes. The SEC has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to Exchange Notes (other than a resale of an unsold allotment from the original sale of the notes) with the prospectus contained in the Exchange Offer Registration Statement.

Under the Registration Rights Agreement, we are required to allow Participating Broker-Dealers and other Persons, if any, with similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such Exchange Notes for 180 days following the effective date of such Exchange Offer Registration Statement (or such shorter period during which Participating Broker-Dealers are required by law to deliver such prospectus).

A Holder of notes (other than certain specified holders) who wishes to exchange such notes for Exchange Notes in the Registered Exchange Offer will be required to represent, among other things, that any Exchange Notes to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the Registered Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes and that it is not an “affiliate” of the Company, as defined in Rule 405 of the Securities Act, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

In the event that:

(1) applicable interpretations of the staff of the SEC do not permit us to effect a Registered Exchange Offer; or

(2) for any other reason the Registered Exchange Offer is not consummated on or before December 3, 2009; or

(3) any of the initial purchasers notifies us following consummation of the Registered Exchange Offer that notes held by it are not eligible to be exchanged for Exchange Notes in the Registered Exchange Offer; or

(4) certain holders are prohibited by law or SEC policy from participating in the Registered Exchange Offer or may not resell the Exchange Notes acquired by them in the Registered Exchange Offer to the public without delivering a prospectus, we will, subject to certain exceptions:

(a) promptly file a shelf registration statement (the “Shelf Registration Statement”) covering resales of the notes or the Exchange Notes, as the case may be;

(b)(i) in the case of clause (1) above, use reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act on or prior to October 24, 2009 and (ii) in the case of clause (2), (3) or (4) above, use reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act on or prior to the 180th day after the date on which the Shelf Registration Statement is required to be filed; and

(c) keep the Shelf Registration Statement effective until the earliest of (i) the time when the notes covered by the Shelf Registration Statement can be sold pursuant to Rule 144 without any limitations by non-affiliates of ours under clause (d) of Rule 144 (ii) two years from the effective date of the Shelf Registration Statement and (iii) the date on which all notes registered thereunder are disposed of in accordance therewith.

We will, in the event a Shelf Registration Statement is filed, among other things, provide to each Holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the notes or the Exchange Notes, as the case may be.

A Holder selling such notes or Exchange Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such Holder (including certain indemnification obligations).

We will pay additional cash interest on the applicable notes, subject to certain exceptions:

(1) if we fail to file an Exchange Offer Registration Statement with the SEC on or prior to April 27, 2009;

(2) if the Exchange Offer Registration Statement or, if obligated to file a Shelf Registration Statement pursuant to clause (ii)(A) above, a Shelf Registration Statement, is not declared effective by the SEC on or prior to October 24, 2009;

(3) if the Exchange Offer is not consummated on or before the 40th day after the Exchange Offer Registration Statement is declared effective;

(4) if obligated to file the Shelf Registration Statement pursuant to clause (ii)(B) above, we fail to file the Shelf Registration Statement with the SEC on or prior to the 30th day after the date (the “Shelf Filing Date”) on which the obligation to file a Shelf Registration Statement arises;

(5) if obligated to file a Shelf Registration Statement, the Shelf Registration Statement is not declared effective on or prior to the 180th day after the Shelf Filing Date; or

(6) after the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions) (each such event referred to in the preceding clauses (1) through (6) a “Registration Default”);

from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured.

The rate of the additional interest will be 0.50% per year for the first 90-day period immediately following the occurrence of a Registration Default, and such rate will increase by an additional 0.50% per year with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum additional interest rate of 1.50% per year. We will pay such additional interest on regular interest payment dates. Such additional interest will be in addition to any other interest payable from time to time with respect to the notes and the Exchange Notes. We will not be required to pay additional interest for more than one Registration Default at any given time. Following the cure of all Registration Defaults, the accrual of additional interest will cease.

All references in the Indenture and in this “Description of the notes,” in any context, to any interest or other amount payable on or with respect to the notes shall be deemed to include any additional interest payable pursuant to the Registration Rights Agreement. If we effect the Registered Exchange Offer, we will be entitled to close the Registered Exchange Offer 30 days after the commencement thereof, provided that we have accepted all notes theretofore validly tendered in accordance with the terms of the Registered Exchange Offer.

GLOBAL SECURITIES; BOOK-ENTRY SYSTEM

The Global Securities

The notes will initially be represented by one or more permanent global notes in definitive, fully registered book-entry form (the “global securities”) which will be registered in the name of Cede & Co., as nominee of DTC, or such other name as may be requested by an authorized representative of DTC. The global notes will be deposited with the Trustee as custodian for DTC and may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor of DTC or a nominee of such successor.

We expect that pursuant to procedures established by DTC (a) upon deposit of the global securities, DTC or its custodian will credit on its internal system portions of the global securities which will contain the corresponding respective amount of the global securities to the respective accounts of persons who have accounts with such depositary and (b) ownership of the notes will be shown on, and the transfer of ownership thereof will be affected only through, records maintained by DTC or its nominee (with respect to interests of participants (as defined below)) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the initial purchasers and ownership of beneficial interests in the global securities will be limited to persons who have accounts with DTC (the “participants”) or persons who hold interests through participants. Noteholders may hold their interests in a global security directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

So long as DTC or its nominee is the registered owner or holder of any of the notes, DTC or such nominee will be considered the sole owner or holder of such notes represented by such global securities for all purposes under the indenture and under the notes represented thereby. No beneficial owner of an interest in the global securities will be able to transfer such interest except in accordance with the applicable procedures of DTC.

Certain Book-Entry Procedures for the Global Securities

The operations and procedures of DTC is solely within the control of DTC and are subject to change by them from time to time. Investors are urged to contact the DTC or its participants directly to discuss these matters.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, as amended; and

•	a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants (collectively, the “participants”) and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC’s participants include securities brokers and dealers (including the initial purchasers), banks and trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which is owned by a number of direct participants of DTC and by the New York Stock Exchange, Inc., the American Stock Exchange, LLC and the National Association of Securities Dealers, Inc. Indirect access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the “indirect participants”) that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. The rules applicable to DTC and its participants are on file with the SEC.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer beneficial interests in notes represented by a global security to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person holding a beneficial interest in a global security to pledge or transfer that interest to persons or entities that do not participate in DTC’s system, or to otherwise take actions in respect of that interest, may be affected by the lack of a physical security in respect of that interest.

So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee, as the case may be, will be considered the sole legal owner or holder of the notes represented by that global security for all purposes of the notes and the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have the notes represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of certificated securities, and will not be considered the owners or holders of the notes represented by that beneficial interest under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee. To facilitate subsequent transfers, all global securities that are deposited with, or on behalf of, DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of global securities with, or on behalf of, DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership.

We understand that DTC has no knowledge of the actual beneficial owners of the securities. Accordingly, each holder owning a beneficial interest in a global security must rely on the procedures of DTC and, if that holder is not a participant or an indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the indenture or that global security. We understand that under existing industry practice, in the event that we request any action of holders of notes, or a holder that is an owner of a beneficial interest in a global security desires to take any action that DTC, as the holder of that global security, is entitled to take, DTC would authorize the participants to take that action and the participants would authorize holders owning through those participants to take that action or would otherwise act upon the instruction of those holders.

Conveyance of notices and other communications by DTC to its direct participants, by its direct participants to indirect participants and by its direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. will consent or vote with respect to the global securities unless authorized by a direct participant under DTC’s procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants of DTC to whose accounts the securities are credited on the applicable record date, which are identified in a listing attached to the omnibus proxy.

Neither we nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global securities by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those beneficial interests.

Payments with respect to the principal of and premium, if any, liquidated damages, if any, and interest on a global security will be payable by the Trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global security under the Indenture. Under the terms of the Indenture, we and the Trustee may treat the persons in whose names the notes, including the global securities, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither we nor the Trustee has or will have any responsibility or liability for the payment of those amounts to owners of beneficial interests in a global security. It is our understanding that DTC’s practice is to credit the direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the Paying Agent on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by the participants and the indirect participants to the owners of beneficial interests in a global security will be governed by standing instructions and customary industry practice and will be the responsibility of the participants and indirect participants and not of DTC, us or the Trustee, subject to statutory or regulatory requirements in effect at the time.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and, except for trades involving only the Euroclear System as operated by Euroclear Bank S.A./N.V., or Euroclear, or Clearstream Banking, S.A. of Luxembourg, or Clearstream Luxembourg, such transfers will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the notes, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream Luxembourg participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream Luxembourg, as the case may be, by its respective depositary; however, those cross-market transactions will require delivery of instructions to Euroclear or

Clearstream Luxembourg, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Clearstream Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream Luxembourg participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream Luxembourg.

Because of time zone differences, the securities account of a Euroclear or Clearstream Luxembourg participant purchasing an interest in a global security from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream Luxembourg participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream Luxembourg) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream Luxembourg as a result of sales of interests in a global security by or through a Euroclear or Clearstream Luxembourg participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream Luxembourg cash account only as of the business day for Euroclear or Clearstream Luxembourg following DTC’s settlement date.

Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, it is under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

DTC may discontinue providing its services as securities depositary with respect to the global securities at any time by giving reasonable notice to us or the Trustee. Under such circumstances, if a successor securities depositary is not obtained, certificates for the securities are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depositary. In that event, certificates for the securities will be printed and delivered.

We have provided the foregoing information with respect to DTC to the financial community for information purposes only. Although we obtained the information in this section and elsewhere in this prospectus concerning DTC and its book-entry system from sources that we believe are reliable, we take no responsibility for the accuracy of such information.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax considerations and, in the case of non-United States holders (as defined below), material United States federal estate tax considerations, relating to the acquisition, ownership and disposition of the new notes, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated under the Code, and currently effective administrative rulings and judicial decisions as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in United States federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service (the “IRS”) or an opinion of counsel with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary assumes that the old notes and the new notes are held as capital assets (generally, property held for investment) and holders are investors who purchased the old notes for cash upon their original issue at their initial offering price. This summary does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction or the effect of any income tax treaty. In addition, this discussion does not address tax considerations applicable to a holder’s particular circumstances or to holders that may be subject to special tax rules, including, without limitation:

•	holders subject to the alternative minimum tax;

•	banks, insurance companies, or other financial institutions;

•	regulated investment companies;

•	real estate investment trusts;

•	tax-exempt organizations;

•	dealers or traders in securities or commodities;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	holders whose “functional currency” is not the United States dollar;

•	United States expatriates;

•	persons that will hold the new notes as a position in a hedging transaction, straddle, conversion transaction or other risk reduction transaction;

•	persons deemed to sell the new notes under the constructive sale provisions of the Code; or

•	partnerships (including any entity treated as a partnership for United States federal income tax purposes) or other pass-through entities or investors in such entities.

If a partnership (including any entity treated as a partnership for United States federal income tax purposes) holds new notes, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our new notes, you should consult your tax advisor.

THIS SUMMARY DOES NOT REPRESENT A DETAILED DESCRIPTION OF THE UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO YOU IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES AND DOES NOT ADDRESS THE EFFECTS OF ANY STATE, LOCAL OR NON-UNITED STATES TAX LAWS. IT IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER OF NEW NOTES. YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR WITH RESPECT TO THE APPLICATION TO SUCH CIRCUMSTANCES OF THE UNITED STATES FEDERAL TAX LAWS AS WELL AS WITH RESPECT TO ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Consequences to United States Holders

The following is a summary of the material United States federal income tax consequences that will apply to you if you are a United States holder of the new notes. Certain consequences to non-United States holders of the new notes are described under “Consequences to Non-United States Holders” below. “United States holder” means a beneficial owner of a new note for United States federal income tax purposes that is:

•

an individual who is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or who meets the “substantial presence” test under Section 7701(b) of the Code;

•

a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, any political subdivision or state thereof, or the District of Columbia;

•	an estate whose income is subject to United States federal income taxation regardless of its source; or

•

a trust (i) if it is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

Exchange Offer

The new notes do not differ materially in kind or extent from the old notes and, as a result, your exchange of old notes for new notes should not constitute a taxable disposition of the old notes for United States federal income tax purposes. As a result, you should not recognize taxable income, gain or loss on such exchange, your holding period for the new notes generally should include the holding period for the old notes so exchanged, and your adjusted tax basis in the new notes generally should be the same as your adjusted tax basis in the old notes so exchanged.

Payments of Interest

Except as set forth below, “qualified stated interest” (as defined below) on the new notes generally will be taxable to you as ordinary income at the time it is received or accrued in accordance with your regular method of accounting for United States federal income tax purposes.

Original Issue Discount

The new notes will be treated as having been issued with original issue discount (“OID”) for United States federal income tax purposes. The amount of OID is equal to the excess of a new note’s “stated redemption price at maturity” over its “issue price.” The issue price of a note is the first price at which a substantial amount of the notes were sold (other than to an underwriter, placement agent or wholesaler). The stated redemption price at maturity of a note is the sum of all payments required to be made on the note other than payments of “qualified stated interest.” Qualified stated interest means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate or, subject to certain conditions, based on one or more interest indices. The stated interest payments on the new notes are qualified stated interest. If you acquire a note with OID, then regardless of your method of accounting, you will be required to accrue OID on a constant yield basis and include such accruals in gross income in advance of the receipt of cash attributable to that income. The amount of OID allocable to an accrual period is equal to the difference between (1) the product of the “adjusted issue price” of the new note at the beginning of the accrual period and its yield to maturity (determined on the basis of a compounding assumption that reflects the length of the accrual period) and (2) the amount of any qualified stated interest allocable to the accrual period. The “adjusted issue price” of a new note at the beginning of any accrual period is the sum of the issue price of the new note plus the amount of OID allocable to all prior accrual periods reduced by any payments you received on the note that were not qualified stated interest. The “yield to maturity” of a new note is the interest rate that, when used to compute the present value of all payments to be made on the new note, produces an amount equal to the issue price of the new note.

Under these rules, you generally will have to include in income increasingly greater amounts of OID in successive accrual periods. Your adjusted tax basis in the new note generally will be your original cost increased by the amount of OID included in your gross income with respect to such new note under the rules discussed above and decreased by the amount of any payment other than qualified stated interest with respect to such new note.

You may elect, subject to certain limitations, to include all interest that accrues on a new note in gross income on a constant yield basis. For purposes of this election, interest includes stated interest and OID. When applying the constant yield method to a new note for which this election has been made, the issue price of a new note will equal your basis in the note immediately after its acquisition and the issue date of the new note will be the date of its acquisition by you. This election generally will apply only to the new note with respect to which it is made and may not be revoked without IRS consent.

Applicable High Yield Discount Obligations

As described above in “Original Issue Discount,” the new notes will be treated as having been issued with OID. If the new notes constitute “applicable high yield discount obligations,” all or a substantial portion of the OID on the new notes may not be deductible by us. An “applicable high yield discount obligation” is any debt instrument that (i) has a maturity date that is more than five years from the date of issue, (ii) has a yield to maturity that equals or exceeds the applicable federal rate (“AFR”) for the calendar month in which the obligation is issued plus five percentage points and (iii) has “significant original issue discount.” The AFR is an interest rate announced monthly by the IRS that is based on the yield of debt obligations issued by the United States Treasury. In the case of a corporate holder of a new note, any portion of the OID for which we are not allowed a deduction will be treated, for purposes of the dividends received deduction, as a dividend to the extent of our current and accumulated earnings and profits.

Acquisition Premium, Amortizable Bond Premium

Generally, if a United States holder purchases a new note for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the new note after the purchase date other than payments of qualified stated interest, such United States holder will be considered to have purchased that note at an “acquisition premium.” Under the acquisition premium rules, the amount of OID that such United States holder must include in gross income with respect to the new note for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

Generally, if a United States holder purchases a new note for an amount that exceeds the sum of all amounts payable on the new note after the purchase date other than qualified stated interest, the new note will be considered to have been purchased at a premium and such United States holder will not be required to include any OID in income. This premium may be amortized over the remaining term (or an applicable call date as discussed below) of the new note on a yield to maturity basis if the United States holder so elects. The amortizable bond premium is treated as an offset to interest income on the new note for United States federal income tax purposes. A United States holder who elects to amortize bond premium must reduce its tax basis in the new note by the deductions allowable for amortizable bond premium. An election to amortize bond premium is revocable only with the consent of the IRS and applies to all obligations owned or acquired by the United States holder on or after the first day of the taxable year to which the election applies. We may redeem the new notes in certain circumstances as described in this prospectus under “Description of the New Notes—Optional Redemption.” The amount of amortizable bond premium will be based on the amount payable at the applicable call date, but only if use of the call date (in lieu of the stated maturity date) results in a smaller amortizable bond premium for the period ending on the call date. If a new note purchased at a premium is redeemed before its maturity and a United States holder has elected to deduct the bond premium, the United States holder may be permitted to deduct any remaining unamortized bond premium as an ordinary loss in the taxable year of the redemption.

If a United States holder does not elect to amortize bond premium, that premium will decrease the gain or increase the loss the United States holder would otherwise recognize on disposition of the new note.

Market Discount

The resale of new notes may be affected by the market discount provisions of the Code. If a United States holder purchases a new note for an amount that is less than its revised issue price, the amount of the difference will be treated as “market discount” for United States federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, the United States holder will be required to treat any principal payment on a new note, or any gain on its sale, exchange, retirement or other disposition as ordinary income to the extent of the accrued market discount that was not previously included in gross income. If the new note is disposed of in a non-taxable transaction (other than a non-recognition transaction described in Section 1276 of the Code), accrued market discount will be taxable to the United States holder as ordinary income as if the United States holder had sold the new note at its fair market value. In addition, the United States holder may be required to defer, until the maturity of a new note or its earlier disposition (including a non-taxable transaction other than a transaction described in Section 1276 of the Code), the deduction of all or a portion of the interest expense in respect of any indebtedness incurred or maintained to purchase or carry the new note. Market discount will be considered to accrue on a straight-line basis during the period from the date of acquisition to the maturity date of the new note unless the United States holder elects to accrue market discount on a constant interest rate basis.

A United States holder may elect to include market discount in gross income as the discount accrues, either on a straight-line basis or on a constant interest rate basis. This current inclusion election, once made, applies to all market discount obligations acquired by the United States holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS. If an election is made, the foregoing rules with respect to the recognition of ordinary income on sales and other dispositions of such debt instruments and on any partial principal payment with respect to the new notes, and the deferral of interest deductions on indebtedness incurred or maintained to purchase or carry such debt instruments, would not apply.

Disposition of the New Notes

Upon the sale, exchange, redemption, retirement or other taxable disposition of the new notes, you will generally recognize capital gain or loss equal to the difference between:

•

the amount of cash proceeds and the fair market value of any property received on such disposition (less any amount attributable to accrued and unpaid interest and OID on the new notes that you have not previously included in income, which will generally be taxable as ordinary income); and

•	your adjusted tax basis in the new notes.

Your adjusted tax basis in a new note generally will equal the cost of the new note to you, increased by the amount of OID you previously included in income and decreased by any payments of principal received on the note. Any gain or loss that is recognized on the disposition of the new notes generally will be capital gain or loss and will be long-term capital gain or loss if you have held the notes for more than one year. Long-term capital gains of individuals, estates and trusts are generally taxed at a maximum rate of 15%; however, under current law the rate is scheduled to increase for taxable years beginning after December 31, 2010. Your ability to deduct capital losses is subject to certain limitations.

Consequences to Non-United States Holders

The following is a summary of the material United States federal income and estate tax consequences that will apply to you if you are a non-United States holder of new notes. The term “non-United States holder” means a beneficial owner of a new note (other than a partnership or other pass-through entity or an investor in any such entity) that is not a United States holder.

United States Federal Withholding Tax

Under the “portfolio interest rule,” the payment to you of interest (including OID) on a new note generally will not be subject to a 30% United States federal withholding tax provided that:

•	interest paid on the new notes (including OID) is not effectively connected with your conduct of a trade or business in the United States;

•

you do not actually or constructively own, under applicable attribution rules, 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable Treasury regulations;

•	you are not a controlled foreign corporation that is related to us, actually or constructively, through stock ownership as provided in the Code and applicable Treasury regulations;

•	you are not a bank whose receipt of interest on the new notes is described in Section 881(c)(3)(A) of the Code; and

•

either (1) you timely provide your name and address on an IRS Form W-8BEN (or other applicable form) and certify under penalty of perjury that you are not a United States person; or (2) you hold your notes through a bank, brokerage house, other financial institution or certain other intermediaries, and you and the intermediary each comply with the IRS certification requirements of applicable United States Treasury regulations. Special rules apply to non-United States holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described in the immediately preceding paragraph, payments of interest (including OID) made to you will be subject to a 30% United States federal withholding tax unless you timely provide us with a properly executed:

•	IRS Form W-8BEN (or other applicable form) claiming an exemption from, or reduction in the rate of, withholding under the benefit of an applicable income tax treaty; or

•

IRS Form W-8ECI (or other applicable form) stating that the interest (including OID) paid on the new note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States. In addition, you may, under certain circumstances, be required to obtain a United States taxpayer identification number (“TIN”).

The 30% United States federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other taxable disposition of a new note.

United States Federal Income Tax

If you are engaged in a trade or business in the United States and interest (including OID) on the new note is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by you in the United States), you will be subject to United States federal income tax on such interest (including OID) on a net income basis at regular graduated rates in generally the same manner as if you were a United States holder, unless you can claim an exemption under the benefit of an applicable income tax treaty. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of such interest (including OID), subject to certain adjustments.

Generally, you will not be subject to United States federal income tax with respect to gain realized on the sale, exchange, redemption or other disposition of a new note unless:

•

the gain is effectively connected with the conduct by you of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by you in the United States); or

•

in the case of a non-United States holder who is a nonresident alien individual, such individual is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met.

United States Federal Estate Tax

Your estate will not be subject to United States federal estate tax on new notes beneficially owned by you at the time or your death, provided that any payment to you on the new notes would be eligible for exemption from the 30% United States federal withholding tax under the “portfolio interest rule” described above under “—United States Federal Withholding Tax” without regard to the statement requirement described in the fifth bullet point of that section.

Information Reporting and Backup Withholding

United States Holders

United States holders, unless otherwise exempt as noted below, will be subject to information reporting with respect to payments of principal, interest (including OID) and the gross proceeds from the sale, exchange, redemption or other disposition of a new note. Backup withholding at a rate equal to 28% may apply to payments of interest (including OID) and to the gross proceeds from the sale, exchange, redemption or other disposition of a note if the United States holder:

•	fails to furnish its TIN on an IRS Form W-9 within a reasonable time after we request this information;

•	furnishes an incorrect TIN;

•	is informed by the IRS that it failed to report properly any interest or dividends; or

•	fails, under certain circumstances, to provide a certified statement signed under penalty of perjury that the TIN provided is its correct number and that it is not subject to backup withholding.

Certain persons are exempt from information reporting and backup withholding, including corporations and financial institutions. Holders of the new notes should consult their tax advisors as to their qualification for exemption and the procedure for obtaining such exemption.

Non-United States Holders

Non-United States holders generally will not be subject to backup withholding with respect to payments of interest (including OID) on the new notes if (a) we do not have actual knowledge or reason to know that the non-United States holder is a United States person and (b) such holder provides the requisite certification on IRS Form W-8BEN or otherwise establishes an exemption from backup withholding. Payments of interest (including OID), however, would generally be subject to reporting requirements.

Payments of the gross proceeds from the sale, exchange, redemption or other disposition of a new note effected by or through a United States office of a broker generally will be subject to backup withholding at a rate of 28% and information reporting unless the non-United States holder certifies as to its non-United States status on IRS Form W-8BEN or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds where the sale is effected outside the United States through a non-United States office of a non-United States broker and payment is not received in the United States.

However, information reporting generally will apply to a payment of disposition proceeds where the sale is effected outside the United States by or through an office outside the United States of a broker that fails to maintain documentary evidence that the holder is a non-United States holder or that the holder otherwise is entitled to an exemption, and the broker is:

•	a United States person;

•	a foreign person that derives 50% or more of its gross income for defined periods from the conduct of a trade or business in the United States;

•	a controlled foreign corporation for United States federal income tax purposes; or

•	a foreign partnership (1) more than 50% of the capital or profits interest of which is owned by United States persons or (2) that is engaged in a United States trade or business.

Backup withholding is not an additional tax. The amount of any backup withholding imposed on a payment to a holder of the new notes will be allowed as a refund or a credit against that holder’s United States federal income tax liability if the required information is timely furnished to the IRS.

ERISA CONSIDERATIONS

If you intend to use plan assets to exchange for any of the new notes offered by this prospectus, you should consult with counsel on the potential consequences of your investment under the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the prohibited transaction provisions of ERISA. If you intend to use governmental or church plan assets to exchange for any of the new notes, you should consult with counsel on the potential consequences of your investment under similar provisions applicable under laws governing governmental and church plans.

The following summary is based on the provisions of ERISA and the Code and related guidance in effect as of the date of this prospectus. This summary does not attempt to be a complete summary of these considerations. Future legislation, court decisions, administrative regulations or other guidance may change the requirements summarized in this section. Any of these changes could be made retroactively and could apply to transactions entered into before the change is enacted.

Fiduciary Responsibilities

ERISA imposes requirements on (1) employee benefit plans subject to ERISA, (2) entities whose underlying assets include employee benefit plan assets, for example, collective investment funds and insurance company general accounts, and (3) fiduciaries of employee benefit plans. Under ERISA, fiduciaries generally include persons who exercise discretionary authority or control over plan assets. Before investing any employee benefit plan assets in any note offered in connection with this prospectus, you should determine whether the investment:

(1)	is permitted under the plan document and other instruments governing the plan; and

(2)	is appropriate for the plan in view of its overall investment policy and the composition and diversification of its portfolio, taking into account the limited liquidity of the notes.

You should consider all factors and circumstances of a particular investment in the notes, including, for example, the risk factors discussed in the section of this prospectus entitled “Risk Factors” and the fact that in the future there may not be a market in which you will be able to sell or otherwise dispose of your interest in the notes.

We are not making any representation that the sale of any notes to a plan meets the fiduciary requirements for investment by plans generally or any particular plan or that such an investment is appropriate for plans generally or any particular plan.

Prohibited Transactions

ERISA and the Code prohibit a wide range of transactions involving (1) employee benefit plans and arrangements subject to ERISA and/or the Code, and (2) persons who have specified relationships to the plans. These persons are called “parties in interest” under ERISA and “disqualified persons” under the Code. The transactions prohibited by ERISA and the Code are called “prohibited transactions.” If you are a party in interest or disqualified person who engages in a prohibited transaction, you may be subject to excise taxes and other penalties and liabilities under ERISA and/or the Code. As a result, if you are considering using plan assets to invest in any of the notes offered for sale in connection with this prospectus, you should consider whether the investment might be a prohibited transaction under ERISA and/or the Code.

Prohibited transactions may arise, for example, if the notes are acquired by a plan with respect to which we, or any of our affiliates, are a party in interest or a disqualified person. Exemptions from the prohibited transaction provisions of ERISA and the Code may apply depending in part on the type of plan fiduciary making the decision to acquire a note and the circumstances under which such decision is made. Some of these exemptions include:

(1)	Prohibited transaction class exemption or “PTCE” exemptions 75-1 (relating to specified transactions involving employee benefit plans and broker-dealers, reporting dealers and banks).

(2)	PTCE 84-14 (relating to specified transactions directed by independent qualified professional asset managers);

(3)	PTCE 90-1 (relating to specified transactions involving insurance company pooled separate accounts);

(4)	PTCE 91-38 (relating to specified transactions by bank collective investment funds);

(5)	PTCE 95-60 (relating to specified transactions involving insurance company general accounts); and

(6)	PTCE 96-23 (relating to specified transactions directed by in-house asset managers).

These exemptions do not, however, provide relief from the self-dealing prohibitions under ERISA and the Code. In addition, there is no assurance that any of these class exemptions or other exemptions will be available with respect to any particular transaction involving the notes.

Treatment of Notes as Debt Instruments

Some transactions involving our operations could give rise to prohibited transactions under ERISA and the Code if our assets were deemed to be plan assets. Pursuant to Department of Labor Regulations Section 2510.3-101 (which we refer to as the “plan assets regulations”), in general, when a plan acquires an “equity interest” in an entity such as Service Corporation International, the plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless exceptions set forth in the plan assets regulations apply.

In general, an “equity interest” is defined under the plan assets regulations as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is very little published authority concerning the application of this definition, we believe that the notes should be treated as debt rather than equity interest under the plan assets regulations because the notes (1) should be treated as indebtedness under applicable local law and debt, rather than equity, for United States tax purposes and (2) should not be deemed to have any “substantial equity features.” However, no assurance can be given that the notes will be treated as debt for purposes of ERISA. If the notes were to be treated as an equity interest under the plan assets regulations, the purchase of the notes using plan assets could cause our assets to become subject to the fiduciary and prohibited transaction provisions of ERISA and the Code unless investment in the notes by “benefit plan investors” is not “significant,” as determined under the plan assets regulations. Generally speaking, equity participation by benefit plan investors is significant on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any equity class in the entity is held by benefit plan investors. We cannot assure you that the criteria for this exception will be satisfied at any particular time and no monitoring or other measures will be taken to determine whether such criteria are met. This means that, if the notes are treated as equity interests under the plan asset regulations and investment in the notes by benefit plan investors is significant, our assets could be treated as plan assets subject to ERISA and a non-exempt prohibited transaction could arise in connection with our operating activities.

Any insurance company proposing to invest assets of its general account in the notes should consider the implications of the United States Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86, 114 S. Ct. 517 (1993), which, in some circumstances, treats such general account as including the assets of a plan that owns a policy or other contract with such insurance company, as well as the effect of Section 401(c) of ERISA, as interpreted by regulations proposed by the Department of Labor.

Government and Church Plans

Governmental plans and some church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transactions provisions of ERISA or the Code, may be subject to state or other federal laws that are very similar to the provisions of ERISA and the Code. If you are a fiduciary of a governmental or church plan, you should consult with counsel before purchasing any notes offered for sale in connection with this prospectus.

Foreign Indicia of Ownership

ERISA also prohibits plan fiduciaries from maintaining the indicia of ownership of any plan assets outside the jurisdiction of the United States district courts except in specified cases. Before investing in any note offered for sale in connection with this prospectus, you should consider whether the acquisition, holding or disposition of a note would satisfy such indicia of ownership rules.

Representations and Warranties

If you acquire or accept a note offered in connection with this prospectus, you and any subsequent transferee will be deemed to have represented and warranted that either:

(1)	you have not used plan assets to acquire such note;

(2)	your acquisition and holding of a note (A) is exempt from the prohibited transaction restrictions of ERISA and the Code under one or more prohibited transaction class exemptions or does not constitute a prohibited transaction under ERISA and the Code, and (B) meets the fiduciary requirements of ERISA; or

(3)	if you use plan assets to acquire such note and you are not otherwise subject to ERISA, such acquisition is in compliance with the applicable laws governing such plan.

PLAN OF DISTRIBUTION

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for 180 days after the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, for a period of time, federal securities laws may require all dealers effecting transactions in the new notes to deliver a prospectus.

We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The enclosed letter of transmittal states that, by acknowledging that it will deliver and be delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the consummation of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

Following completion of the exchange offer, we may, in our sole discretion, commence one or more additional exchange offers to holders of old notes who did not exchange their old notes for new notes in the exchange offer on terms which may differ from those contained in this prospectus and the enclosed letter of transmittal. This prospectus, as it may be amended or supplemented from time to time, may be used by us in connection with any additional exchange offers. These additional exchange offers may take place from time to time until all outstanding old notes have been exchanged for new notes, subject to the terms and conditions in the prospectus and letter of transmittal distributed by us in connection with these additional exchange offers.

LEGAL MATTERS

The validity of the new notes being offered hereby and certain other legal matters are being passed upon for us by Thompson & Knight LLP, Houston, Texas.

EXPERTS

The consolidated financial statements and the effectiveness of Petrohawk Energy Corporation and subsidiaries’ internal control over financial reporting incorporated in this Registration Statement on Form S-4 by reference from Petrohawk Energy Corporation’s Amendment No. 1 to Annual Report on Form 10-K for the year ended December 31, 2008, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The estimated reserve evaluations and related calculations of Netherland, Sewell & Associates, Inc., an independent reserve engineering firm, included or incorporated by reference in this prospectus have been included or incorporated by reference in reliance on the authority of that firm as experts in reserve engineering.

Offer to Exchange up to

$600,000,000 of 10.5% Senior Notes due 2014

that have been Registered under the Securities Act of 1933

for

$600,000,000 of 10.5% Senior Notes due 2014

that have not been Registered under the Securities Act of 1933

Prospectus

                    , 2009

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

The following summaries are qualified in their entirety by reference to the complete text of any statutes referred to below and the organizational documents of each registrant guarantor.

Indemnification of Directors and Officers of Petrohawk Energy Corporation

Petrohawk’s Certificate of Incorporation and bylaws provide that the corporation shall indemnify to the fullest extent authorized by law any person made or threatened to be made a party to any action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of Petrohawk or any predecessor of Petrohawk or serves or served any other enterprise as a director, officer, employee or agent at the request of Petrohawk or any predecessor of Petrohawk. Petrohawk may also indemnify any person made or threatened to be made a party to any action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was an employee or agent of Petrohawk or any predecessor of Petrohawk or serves or served any other enterprise as a director, officer, employee or agent at the request of Petrohawk or any predecessor of Petrohawk.

If any director or officer of Petrohawk has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any such claim, issue or matter therein, Section 145 of the DGCL authorizes a corporation to indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. Section 145 of the DGCL also authorizes a corporation to indemnify such person against judgments, fines and amounts paid in settlement actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses, including attorneys’ fees, actually and reasonably incurred in defense or settlement of any such pending, completed or threatened action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that, unless a court of competent jurisdiction otherwise provides, such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him. Petrohawk does maintain insurance to protect itself and its directors, officers, employees and agents against all such expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement), whether or not the corporation would have the power to indemnify such person against such expense, liability or loss.

The Petrohawk bylaws also provide that Petrohawk may pay the expenses (including attorneys’ fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of its final disposition; provided, however, that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding upon receipt by Petrohawk of an undertaking by or on behalf of such officer or director to repay all such amounts advanced if it should ultimately be determined that such person is not entitled to be indemnified by Petrohawk. The rights of indemnification and to receive advancement of expenses as provided in Petrohawk’s bylaws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled under applicable law, any agreement, vote of shareholders or disinterested directors or otherwise.

        In addition to the provisions of Petrohawk’s bylaws, Petrohawk’s Certificate of Incorporation provides that directors shall not be personally liable to the corporation or its stockholders for monetary damages for breach of duty as a director, subject to certain limited exceptions. Petrohawk also entered into indemnity agreements with each of its officers and directors which provide that Petrohawk will indemnify such persons to the fullest extent permitted by law and as provided in the indemnity agreements. Such indemnification obligations include, but are not limited to, the rights set forth in other sections of the indemnity agreements. Pursuant to the indemnity agreements, Petrohawk shall indemnify the indemnified party for all expenses (including attorneys’ fees), judgments, liabilities, fines, penalties and amounts paid in settlement including all interest, assessments and other charges paid or payable with relation to third-party proceedings. In addition, Petrohawk must also indemnify the indemnified party for expenses incurred to the extent such indemnified party is a witness to a proceeding by reason of the indemnified person’s relation with Petrohawk and for expenses resulting from a proceeding by Petrohawk against the indemnified person unless such indemnified person is held liable to Petrohawk, subject to narrow exceptions. The rights of Petrohawk’s officers and directors of indemnification and to receive advancement of expenses as provided in the indemnity agreement shall not be deemed exclusive of any other rights to which the indemnified party may be entitled under applicable law, Petrohawk’s bylaws, any agreement, vote of shareholders or resolution of directors or otherwise.

Indemnification of Directors and Officers of Registrant Guarantors

Delaware

KCS Energy Services, Inc. is a Delaware corporation. The indemnification provisions of the DGCL described in “Indemnification of Directors and Officers of Petrohawk Energy Corporation.” above also relate to the directors and officers of KCS Energy Services, Inc.

Each of Petrohawk Holdings, LLC, KCS Resources, LLC and HK Energy Marketing, LLC is a Delaware limited liability company ( “Delaware LLC”). Section 18-108 of the Delaware Limited Liability Company Act (“DLLCA”), provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreement of each Delaware LLC contains indemnification provisions that generally provide that it will indemnify any person against any losses, damages, claims or liabilities to which they may become subject or which they may incur as a result of being or having been an organizer, member, manager, officer, employee or agent, and may advance to them or reimburse them for expenses incurred in connection therewith.

Idaho

Bison Ranch LLC, is an Idaho limited liability company. Section 53-624 of the Idaho Limited Liability Company Act provides for indemnification of a member or manager for judgments, settlements, penalties, fines or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager.

Louisiana

Each of Winwell Resources, Inc. and WSF, Inc. is a Louisiana corporation (each a “Louisiana Corporate Subsidiary”). Section 83 of the Louisiana Business Corporation Law (“LBCL”) provides in part that a corporation may indemnify any director, officer, employee or agent of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding to which he is or was a party or is threatened to be made a party (including any action by or in the right of the corporation), if such action arises out of his acts on behalf of the corporation and he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The indemnification provisions of the LBCL are not exclusive; however, no corporation may indemnify any person for willful or intentional misconduct. A corporation has the power to obtain and maintain insurance, or to create a form of self-insurance on behalf of any person who is or was acting for the corporation, regardless of whether the corporation has the legal authority to indemnify the insured person against such liability.

The bylaws of each Louisiana Corporate Subsidiary generally provide that each Louisiana Corporate Subsidiary will indemnify its directors and its former directors and may indemnify its officers and its former officers against any losses, damages, claims or liabilities to which they may become subject or which they may incur as a result of being or having been an officer or director, and shall advance to them or reimburse them for expenses incurred in connection therewith.

New Jersey

Proliq, Inc. is a New Jersey corporation (“Proliq”). Section 3-5, Title 14A of the New Jersey Business Corporation Act empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another related corporation or enterprise, against reasonable costs, disbursements and counsel fees and amounts paid or incurred in satisfaction of such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe that such conduct was unlawful. In connection with any proceeding by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Superior Court or the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Superior Court or the other court shall deem proper. No indemnification shall be made to or on behalf of such a person if a judgment or other final adjudication adverse to the person establishes that his acts or omissions (i) were in breach of his duty of loyalty to the corporation or its shareholders, (ii) were not in good faith or involved a knowing violation of law or (iii) resulted in receipt by the person of an improper personal benefit.

Oklahoma

Each of Hawk Field Services, L.L.C. and Kaiser Trading, LLC is an Oklahoma limited liability company. Section 2017 of the Oklahoma Limited Liability Company Act (“OLLCA”) provides that the articles of organization or operating agreement of a limited liability company may provide for the indemnification of members or managers of the company. Under the OLLCA, the articles of organization or operating agreement may also eliminate or limit the liability of a member or manager for monetary damages for breach of fiduciary duty, except in circumstances involving (i) a manager’s breach of the duty of loyalty to the company or its members, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of the law, or (iii) any transaction from which the manager derived an improper personal benefit.

Texas

Medallion California Properties Company, is a Texas corporation (“MCPC”). Article 2.02-1 of the Texas Business Corporation Act provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with or in defending any action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, in which he was, is, or is threatened to be made a named defendant by reason of his position as a director or officer of the corporation, provided that (i) he conducted himself in good faith, (ii) he reasonably believed that, in the case of conduct in his official capacity as a director or officer of the corporation, such conduct was in the corporation’s best interests; and, in all other cases, that such conduct was at least not opposed to the corporation’s best interests, and (iii) in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory. In connection with any action, suit or proceeding in which a director or officer is (x) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in his official capacity, or (y) found liable to the corporation, the indemnification is limited to reasonable expenses actually incurred by him in connection with the proceeding and will not be made in respect of any proceeding in which he is found liable for willful or intentional misconduct in the performance of his duty to the corporation.

MCPC’s articles of incorporation, as amended, generally provide that it will indemnify its directors and its former directors and may indemnify its officers and its former officers against any losses, damages, claims or liabilities to which they may become subject or which they may incur as a result of being or having been an officer or director, and shall advance to them or reimburse them for expenses incurred in connection therewith, to the maximum extent permitted by law. Directors and officers may be indemnified against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred by the person in connection with a proceeding; but if the person is found liable to MCPC or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (i) is limited to reasonable expenses actually incurred by the person in connection with the proceeding and (ii) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to MCPC.

Each of P-H Energy, LLC, One Tec, LLC and One Tec Operating, LLC is a Texas limited liability company. Article 2.20 of the Texas Limited Liability Company Act provides a limited liability company with broad powers and authority to indemnify its member, managers and officers and to purchase and maintain insurance for such purposes.

Petrohawk Properties, LP, is a Texas limited partnership. Section 11.02 of the Texas Revised Limited Partnership Act (“TRLPA”) provides that a limited partnership may indemnify a person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a general partner of a limited partnership, and it is determined that the person (i) acted in good faith, (ii) reasonably believed, in cases regarding the person’s conduct in the official capacity of general partner, that such conduct was in the best interest of the partnership, and in all other cases, that the person’s conduct was at least not opposed to the partnership’s best interests, and (iii) in the case of a criminal proceeding, the person had no reasonable cause to believe that the conduct was unlawful. Pursuant to Section 11.17 of the TRLPA, a limited partnership may further indemnify and advance expenses to a limited partner, employee, agent, or person serving at the request of the limited partnership as a representative of another enterprise, if so provided by the partnership agreement.

Reference is made to Item 22 for our undertakings with respect to indemnification for liabilities arising under the Securities Act.

Item 21.	Exhibit and Financial Statement Schedules.

(a)	Exhibits.

Exhibit Number	Description

4.1	Indenture, dated January 27, 2009, among Petrohawk Energy Corporation, the subsidiary guarantors named therein, and U.S. Bank Trust National Association, as trustee (incorporated by reference to Exhibit 4.1 to Petrohawk Energy Corporation’s Current Report on Form 8-K filed January 28, 2009)

4.2	Registration Rights Agreement, dated January 27, 2009, among the Company, the subsidiary guarantors named therein, and the initial purchasers named therein (incorporated by reference to Exhibit 4.2 to Petrohawk Energy Corporation’s Current Report on Form 8-K filed January 28, 2009)

5.1**	Opinion of Thompson & Knight LLP

5.2**	Opinion of Hinkle Elkouri Law Firm L.L.C.

5.3**	Opinion of Holland & Hart LLP

5.4**	Opinion of Stradley Ronon Stevens & Young, LLP

5.5*	Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.

12.1*	Computation of Ratio of Earnings to Fixed Charges

23.1*	Consent of Deloitte & Touche LLP

23.2**	Consent of Thompson & Knight LLP (included in the opinion of Thompson & Knight LLP filed previously as Exhibit 5.1)

23.3*	Consent of Netherland, Sewell & Associates, Inc., Petroleum Engineers of Petrohawk Energy Corporation

24.1**	Power of Attorney

25.1*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association to act as trustee under the Indenture

99.1**	Form of Letter of Transmittal (with accompanying substitute Form W-9 and related Guidelines)

99.2**	Form of Notice of Guaranteed Delivery

99.3**	Form of Letter to The Depository Trust Company Participants

99.4**	Form of Letter to Clients (with form of Instructions to The Depository Trust Company Participant)

*	Indicates exhibits filed herewith.
**	Indicates exhibits filed previously.

Item 22.	Undertakings.

Each undersigned registrant hereby undertakes:

(a)    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Houston, State of Texas on August 28, 2009.

PETROHAWK ENERGY CORPORATION

By:	/s/ Floyd C. Wilson
Name: Floyd C. Wilson
Title: Chairman of the Board, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Date	Signature/Title

August 28, 2009	By:	/s/ Floyd C. Wilson
Floyd C. Wilson Chairman of the Board, President and Chief Executive Officer

August 28, 2009	By:	/s/ Mark J. Mize
Mark J. Mize Executive Vice President, Chief Financial Officer and Treasurer

August 28, 2009	By:	/s/ C. Byron Charboneau
C. Byron Charboneau Vice President, Chief Accounting Officer and Controller

August 28, 2009	By:	*
James W. Christmas Vice Chairman and Director

August 28, 2009	By:	*
Tucker S. Bridwell Director

August 28, 2009	By:	*
Thomas R. Fuller Director

August 28, 2009	By:	*
James L. Irish III Director

August 28, 2009	By:	*
Gary A. Merriman Director

August 28, 2009	By:	*
Robert G. Raynolds Director

August 28, 2009	By:	*
Robert C. Stone, Jr. Director

August 28, 2009	By:	*
Christopher A. Viggiano Director

*/s/ Floyd C. Wilson
Floyd C. Wilson Attorney-In-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 28th day of August, 2009.

PETROHAWK OPERATING COMPANY

By:	/s/ Floyd C. Wilson
Floyd C. Wilson
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date	Signature/Title

August 28, 2009	By:	/s/ Floyd C. Wilson
Floyd C. Wilson President and Chief Executive Officer

August 28, 2009	By:	/s/ Mark J. Mize
Mark J. Mize Executive Vice President, Chief Financial Officer and Treasurer

August 28, 2009	By:	/s/ C. Byron Charboneau
C. Byron Charboneau Vice President, Chief Accounting Officer and Controller

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 28th day of August, 2009.

P-H ENERGY, LLC

By:	/s/ Floyd C. Wilson
Floyd C. Wilson
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date	Signature/Title

August 28, 2009	By:	/s/ Floyd C. Wilson
Floyd C. Wilson President and Chief Executive Officer

August 28, 2009	By:	/s/ Mark J. Mize
Mark J. Mize Executive Vice President, Chief Financial Officer and Treasurer

August 28, 2009	By:	/s/ C. Byron Charboneau
C. Byron Charboneau Vice President, Chief Accounting Officer and Controller

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 28th day of August, 2009.

PETROHAWK HOLDINGS, LLC

By:	/s/ Floyd C. Wilson
Floyd C. Wilson
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date	Signature/Title

August 28, 2009	By:	/s/ Floyd C. Wilson
Floyd C. Wilson President and Chief Executive Officer

August 28, 2009	By:	/s/ Mark J. Mize
Mark J. Mize Executive Vice President, Chief Financial Officer and Treasurer

August 28, 2009	By:	/s/ C. Byron Charboneau
C. Byron Charboneau Vice President, Chief Accounting Officer and Controller

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 28th day of August, 2009.

PETROHAWK PROPERTIES, LP

By:	P-H Energy, LLC
its general partner

	By:	/s/ Floyd C. Wilson
Floyd C. Wilson
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date	Signature/Title

August 28, 2009	By:	/s/ Floyd C. Wilson
Floyd C. Wilson
President and Chief Executive Officer

August 28, 2009	By:	/s/ Mark J. Mize
Mark J. Mize
Executive Vice President, Chief Financial Officer and Treasurer

August 28, 2009	By:	/s/ C. Byron Charboneau
C. Byron Charboneau
Vice President, Chief Accounting Officer and Controller

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 28th day of August, 2009.

WINWELL RESOURCES, L.L.C.

By:	/s/ Floyd C. Wilson
Floyd C. Wilson
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date	Signature/Title

August 28, 2009	By:	/s/ Floyd C. Wilson
Floyd C. Wilson
President and Chief Executive Officer

August 28, 2009	By:	/s/ Mark J. Mize
Mark J. Mize
Executive Vice President, Chief Financial Officer and Treasurer

August 28, 2009	By:	/s/ C. Byron Charboneau
C. Byron Charboneau
Vice President, Chief Accounting Officer and Controller

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 28th day of August, 2009.

WSF, INC.

By:	/s/ Floyd C. Wilson
Floyd C. Wilson
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date	Signature/Title

August 28, 2009	By:	/s/ Floyd C. Wilson
Floyd C. Wilson
President and Chief Executive Officer

August 28, 2009	By:	/s/ Mark J. Mize
Mark J. Mize
Executive Vice President, Chief Financial Officer and Treasurer

August 28, 2009	By:	/s/ C. Byron Charboneau
C. Byron Charboneau
Vice President, Chief Accounting Officer and Controller

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 28th day of August, 2009.

KCS RESOURCES, LLC

By:	/s/ Floyd C. Wilson
Floyd C. Wilson
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date	Signature/Title

August 28, 2009	By:	/s/ Floyd C. Wilson
Floyd C. Wilson
President and Chief Executive Officer

August 28, 2009	By:	/s/ Mark J. Mize
Mark J. Mize
Executive Vice President, Chief Financial Officer and Treasurer

August 28, 2009	By:	/s/ C. Byron Charboneau
C. Byron Charboneau
Vice President, Chief Accounting Officer and Controller

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 28th day of August, 2009.

KCS ENERGY SERVICES, INC.

By:	/s/ Floyd C. Wilson
Floyd C. Wilson
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date	Signature/Title

August 28, 2009	By:	/s/ Floyd C. Wilson
Floyd C. Wilson
President and Chief Executive Officer

August 28, 2009	By:	/s/ Mark J. Mize
Mark J. Mize
Executive Vice President, Chief Financial Officer and Treasurer

August 28, 2009	By:	/s/ C. Byron Charboneau
C. Byron Charboneau
Vice President, Chief Accounting Officer and Controller

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 28th day of August, 2009.

ONE TEC, LLC

By:	/s/ Floyd C. Wilson
Floyd C. Wilson
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date	Signature/Title

August 28, 2009	By:	/s/ Floyd C. Wilson
Floyd C. Wilson
President and Chief Executive Officer

August 28, 2009	By:	/s/ Mark J. Mize
Mark J. Mize
Executive Vice President, Chief Financial Officer and Treasurer

August 28, 2009	By:	/s/ C. Byron Charboneau
C. Byron Charboneau
Vice President, Chief Accounting Officer and Controller

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 28th day of August, 2009.

ONE TEC OPERATING, LLC

By:	/s/ Floyd C. Wilson
Floyd C. Wilson
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date	Signature/Title

August 28, 2009	By:	/s/ Floyd C. Wilson
Floyd C. Wilson
President and Chief Executive Officer

August 28, 2009	By:	/s/ Mark J. Mize
Mark J. Mize
Executive Vice President, Chief Financial Officer and Treasurer

August 28, 2009	By:	/s/ C. Byron Charboneau
C. Byron Charboneau
Vice President, Chief Accounting Officer and Controller

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 28th day of August, 2009.

HK ENERGY MARKETING, LLC

By:	/s/ Stephen W. Herod
Stephen W. Herod
President

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date	Signature/Title

August 28, 2009	By:	/s/ Stephen W. Herod
Stephen W. Herod
President

August 28, 2009	By:	/s/ Mark J. Mize
Mark J. Mize
Chief Financial Officer and Treasurer

August 28, 2009	By:	/s/ C. Byron Charboneau
C. Byron Charboneau
Vice President, Chief Accounting Officer and Controller

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 28th day of August, 2009.

HAWK FIELD SERVICES, L.L.C.

By:	/s/ Floyd C. Wilson
Floyd C. Wilson
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date	Signature/Title

August 28, 2009	By:	/s/ Floyd C. Wilson
Floyd C. Wilson
President and Chief Executive Officer

August 28, 2009	By:	/s/ Mark J. Mize
Mark J. Mize
Executive Vice President, Chief Financial Officer and Treasurer

August 28, 2009	By:	/s/ C. Byron Charboneau
C. Byron Charboneau
Vice President, Chief Accounting Officer and Controller

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 28th day of August, 2009.

BISON RANCH LLC

By:	/s/ Floyd C. Wilson
Floyd C. Wilson
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date	Signature/Title

August 28, 2009	By:	/s/ Floyd C. Wilson
Floyd C. Wilson
President and Chief Executive Officer

August 28, 2009	By:	/s/ Mark J. Mize
Mark J. Mize
Executive Vice President, Chief Financial Officer and Treasurer

August 28, 2009	By:	/s/ C. Byron Charboneau
C. Byron Charboneau
Vice President, Chief Accounting Officer and Controller

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 28th day of August, 2009.

MEDALLION CALIFORNIA PROPERTIES COMPANY

By:	/s/ Floyd C. Wilson
Floyd C. Wilson
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date	Signature/Title

August 28, 2009	By:	/s/ Floyd C. Wilson
Floyd C. Wilson
President and Chief Executive Officer

August 28, 2009	By:	/s/ Mark J. Mize
Mark J. Mize
Executive Vice President, Chief Financial Officer and Treasurer

August 28, 2009	By:	/s/ C. Byron Charboneau
C. Byron Charboneau
Vice President, Chief Accounting Officer and Controller

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 28th day of August, 2009.

PROLIQ, INC.

By:	/s/ Floyd C. Wilson
Floyd C. Wilson
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date	Signature/Title

August 28, 2009	By:	/s/ Floyd C. Wilson
Floyd C. Wilson
President and Chief Executive Officer

August 28, 2009	By:	/s/ Mark J. Mize
Mark J. Mize
Executive Vice President, Chief Financial Officer and Treasurer

August 28, 2009	By:	/s/ C. Byron Charboneau
C. Byron Charboneau
Vice President, Chief Accounting Officer and Controller

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 28th day of August, 2009.

KAISER TRADING, LLC

By:	/s/ Floyd C. Wilson
Floyd C. Wilson
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date	Signature/Title

August 28, 2009	By:	/s/ Floyd C. Wilson
Floyd C. Wilson
President and Chief Executive Officer

August 28, 2009	By:	/s/ Mark J. Mize
Mark J. Mize
Executive Vice President, Chief Financial Officer and Treasurer

August 28, 2009	By:	/s/ C. Byron Charboneau
C. Byron Charboneau
Vice President, Chief Accounting Officer and Controller

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated January 27, 2009, among Petrohawk Energy Corporation, the subsidiary guarantors named therein, and U.S. Bank Trust National Association, as trustee (incorporated by reference to Exhibit 4.1 to Petrohawk Energy Corporation’s Current Report on Form 8-K filed January 28, 2009)

4.2	Registration Rights Agreement, dated January 27, 2009, among the Company, the subsidiary guarantors named therein, and the initial purchasers named therein (incorporated by reference to Exhibit 4.2 to Petrohawk Energy Corporation’s Current Report on Form 8-K filed January 28, 2009)

5.1**	Opinion of Thompson & Knight LLP

5.2**	Opinion of Hinkle Elkouri Law Firm L.L.C.

5.3**	Opinion of Holland & Hart LLP

5.4**	Opinion of Stradley Ronon Stevens & Young, LLP

5.5*	Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.

12.1*	Computation of Ratio of Earnings to Fixed Charges

23.1*	Consent of Deloitte & Touche LLP

23.2**	Consent of Thompson & Knight LLP (included in the opinion of Thompson & Knight LLP filed previously as Exhibit 5.1)

23.3*	Consent of Netherland, Sewell & Associates, Inc., Petroleum Engineers for Petrohawk Energy Corporation

24.1**	Power of Attorney

25.1*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association to act as trustee under the Indenture

99.1**	Form of Letter of Transmittal (with accompanying substitute Form W-9 and related Guidelines)

99.2**	Form of Notice of Guaranteed Delivery

99.3**	Form of Letter to The Depository Trust Company Participants

99.4**	Form of Letter to Clients (with form of Instructions to The Depository Trust Company Participant)

*	Indicates exhibits filed herewith.
**	Indicates exhibits filed previously.